UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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(Amendment No. )
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☐	Soliciting Material Pursuant to Section 240.14a-12
RPM INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
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RPM

NOTICE OF 2026 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

BY **BUILDING** A **BETTER WORLD,** WE **CREATE VALUE** FOR **ALL**

2026 PROXY STATEMENT

RUST-OLEUM
UNIVERSAL
ADVANCED FORMULA
MATTE
METALLIC
PAINT & PRIMER IN ONE
ANY SURFACE • ANY ANGLE
WOOD
METAL
PLASTIC
MASONRY
VENETIAN BRONZE

The Value of
168®

RPM believes that values create value. By taking care of our associates, they are empowered to take great care of our customers—and that creates long-term shareholder value.

LETTER TO STOCKHOLDERS

To RPM International Inc. Stockholders:

I am pleased to invite you to participate in this year’s Annual Meeting of RPM Stockholders, and I want to personally thank you for your continued confidence in and support of RPM.

Fiscal 2026 once again demonstrated the strength, resiliency and adaptability of our company. We operated in a world defined by inflationary pressures, tariff uncertainty and geopolitical instability, yet we remained focused on what we could control: serving our customers, supporting our associates and driving operational excellence. Through the dedication of our nearly 17,500 associates worldwide, RPM finished the year with record sales.

In fiscal 2026, we continued building on the success of our MAP 2025 operational improvement plan. MAP 2025 strengthened our operating foundation, deepened collaboration across our organization and embedded a culture of continuous improvement that will benefit RPM for years to come. As we look ahead, we do so with confidence in a strategy centered on organic growth, margin expansion, disciplined investment and strong free cash flow generation. We continue to apply rigor to our capital allocation framework, balancing reinvestment in the business, strategic acquisitions and RPM’s longstanding commitment to returning capital to stockholders.

Strong governance remains central to how we operate. Our Board of Directors provides active oversight and a long-term perspective. Your feedback is an important input into this process, and the insights gained through our engagement efforts inform the Board’s oversight and decision-making.

This year’s Annual Meeting will be held in a virtual format on Thursday, October 8, 2026, at 1:30 p.m. Eastern Daylight Time. At the meeting, stockholders will be asked to vote on:

•	The election of twelve directors;

•	A nonbinding, advisory proposal to approve our executive compensation; and

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending May 31, 2027.

We will also review RPM’s results for fiscal 2026, which ended May 31, 2026, and provide a business update. As always, your questions and comments are welcome.

You may vote and submit questions by visiting www.virtualshareholdermeeting.com/RPM2026 and participating live in the webcast. Your secure control number can be found on your notice of internet availability or on the enclosed proxy card. Whether or not you plan to participate, I encourage you to review the accompanying proxy materials carefully and to vote your shares.

I look forward to your participation in this year’s Annual Meeting. On behalf of RPM’s management team and Board of Directors, thank you for your continued support and for your investment in RPM.

Sincerely yours,

Frank C. Sullivan

Chair and Chief Executive Officer

August 25, 2026

RPM INTERNATIONAL INC. 2628 PEARL ROAD MEDINA, OHIO 44256 330-273-5090

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of RPM International Inc. will be held on Thursday, October 8, 2026, at 1:30 p.m., Eastern Daylight Time, for the following purposes:

Items to be Voted on

1	To elect twelve Directors to serve on the Board;

2	To hold a non-binding, advisory vote to approve the Company’s executive compensation;

3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending May 31, 2027; and

4	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Meeting Details

DATE Thursday, October 8, 2026	VIRTUAL MEETING Online at: www.virtualshareholdermeeting.com/RPM2026
TIME 1:30 p.m., Eastern Daylight Time	RECORD DATE Friday, August 14, 2026

This year’s Annual Meeting will be held in virtual format through a live webcast. Stockholders will not be able to attend the Annual Meeting physically in person. Stockholders will be able to vote and submit questions by visiting www.virtualshareholdermeeting.com/RPM2026 and participating live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on your notice of internet availability or the enclosed proxy card.

Holders of shares of Common Stock of record at the close of business on August 14, 2026 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

Tracy D. Crandall, Secretary

August 25, 2026

Your Vote is Important
RPM INTERNATIONAL INC. 2628 PEARL ROAD MEDINA, OHIO 44256 330-273-5090

2026 PROXY STATEMENT

2628 PEARL ROAD

MEDINA, OHIO 44256

PROXY STATEMENT

Mailed on or about August 25, 2026

Annual Meeting of Stockholders to be held on October 8, 2026

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company” or “RPM”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 8, 2026, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the twelve nominees listed on the Proxy, (ii) FOR Proposal Two relating to the advisory vote on executive compensation and (iii) FOR ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2027.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, the Company has engaged a professional proxy solicitation firm, Innisfree M&A Incorporated (“Innisfree”), to assist it in soliciting proxies. The Company will pay a fee of approximately $20,000, plus expenses, to Innisfree for these services.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 8, 2026: Proxy materials for the Company’s Annual Meeting, including the 2026 Annual Report on Form 10-K and this Proxy Statement, are now available over the Internet by accessing the Investors section of our website at www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, Medina, Ohio 44256.

2026 Proxy Statement 1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K.

Meeting Details	How to Vote
DATE Thursday, October 8, 2026	BY PHONE Call 1-800-690-6309 by 11:59 PM, Eastern Daylight Time, on October 7, 2026 for shares held directly or 11:59 PM, Eastern Daylight Time, on October 5, 2026 for shares held in a Plan

TIME 1:30 PM, Eastern Daylight Time	BY MAIL Sign, date and return your proxy card or voting instruction form by October 7, 2026

VIRTUAL MEETING Online at: www.virtualshareholdermeeting.com/RPM2026	BY TABLET OR SMARTPHONE Online at: www.virtualshareholdermeeting.com/RPM2026

RECORD DATE Shareholders of record on the close of business on August 14, 2026 are entitled to vote at the 2026 Annual Meeting.

BY INTERNET

Using your computer visit proxyvote.com until 11:59 PM, Eastern Daylight Time, on October 7, 2026 for shares held directly or 11:59 PM, Eastern Daylight Time, on October 5, 2026 for shares held in a Plan or vote online on October 8, 2026 during the Annual Meeting at:

www.virtualshareholdermeeting.com/RPM2026

Voting Recommendations

Proposals		Board Recommendation	Page

1	To elect twelve Directors to serve on the Board	FOR each Director	11

2	To hold a non-binding, advisory vote to approve the Company’s executive compensation	FOR	31

3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending May 31, 2027	FOR	71

2 2026 Proxy Statement

PROXY STATEMENT SUMMARY

RPM International Inc.

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The Company operates across three reportable segments: consumer, construction products and performance coatings. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, The Pink Stuff, Stonhard, Carboline, Finish Works, Tremco, Euclid Chemical, Dryvit and Nudura. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The Company employs approximately 17,500 individuals worldwide.

The Company’s consolidated net sales, net income, diluted earnings per share and cash provided by operating activities for the fiscal year ended May 31, 2026, were as follows:

•	Consolidated net sales increased 6.7% to $7.86 billion in fiscal 2026 from $7.37 billion in fiscal 2025;

•	Net income attributable to RPM International Inc. stockholders was $661.4 million in fiscal 2026 compared to $688.7 million in fiscal 2025;

•	Diluted earnings per share were $5.17 in fiscal 2026 compared to $5.35 in fiscal 2025; and

•	Cash provided by operating activities was $898.7 million, the second-highest amount in the Company’s history, compared to $768.2 million in the prior-year period.

Increased Cash Dividend Every Year for 52 Consecutive Years

On October 2, 2025, the Board of Directors increased the quarterly dividend on shares of the Company’s Common Stock to $0.54 per share, an increase of 5.9% from the prior year and the highest ever paid by the Company. With a 52-year track record of a continuously increasing cash dividend, the Company is in an elite category of less than one-half of one percent of all publicly traded U.S. companies to have increased the dividend for this period of time or longer, according to Stockanalysis.com. Only 39 other publicly traded U.S. companies, besides the Company, have consecutively paid an increasing annual dividend for a longer period of time. During this timeframe, the Company has returned approximately $3.9 billion in cash dividends to its stockholders.

Stock Repurchase Program

During the fiscal year ended May 31, 2026, the Company repurchased 699,931 shares of Common Stock under this program at a cost of approximately $77.5 million, or an average cost of $110.72 per share. During the fiscal year ended May 31, 2025, the Company repurchased 581,759 shares of Common Stock under this program at a cost of approximately $70.0 million, or an average cost of $120.32 per share. During the fiscal year ended May 31, 2024, the Company repurchased 526,113 shares of Common Stock under this program at a cost of approximately $55.0 million, or an average cost of $104.50 per share. The maximum dollar amount that may yet be repurchased under the repurchase program was approximately $114.8 million as of May 31, 2026. In July 2026, the Board of Directors increased the maximum dollar amount that may yet be repurchased under the repurchase program by an additional $700.0 million.

Additional information regarding the Company’s stock repurchase program can be found in Note I of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

2026 Proxy Statement 3

PROXY STATEMENT SUMMARY

Corporate Governance

The Company is committed to meeting high standards of ethical behavior, corporate governance and business conduct. This commitment has led the Company to implement the following practices:

Board Independence	Eleven of the twelve Director nominees are independent under the Company’s Corporate Governance Guidelines and NYSE listing standards. All members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent.

Independent Directors Meetings	Independent Directors meet in executive sessions each year in January, April and July, without management present.

Lead Director	One independent Director serves as Lead Director.

Declassified Board	At our 2024 Annual Meeting of Stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board. Beginning with this year’s Annual Meeting, all of our Directors will be elected on an annual basis.

Majority Voting for Directors	In an uncontested election, any nominee for Director who receives more votes “withheld” from his or her election than votes “for” such election is expected to tender his or her resignation for prompt consideration by the Governance and Nominating Committee and by the Board of Directors.

Director Tenure	The average tenure of our independent Directors will be 5.8 years as of the date of the Annual Meeting, and seven of our eleven independent Directors have joined the Board of Directors since 2021.

Stock Ownership Guidelines for Directors and Named Executive Officers	The Company adopted stock ownership guidelines for Directors and named executive officers in 2012, and the Company increased the stock ownership guidelines for Directors in 2014 and named executive officers in 2022. Each of the Directors and named executive officers satisfies the stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.

Annual Board and Chief Executive Officer Self-Evaluations	Each year, the Governance and Nominating Committee of the Board of Directors administers self-evaluations of the Board of Directors and its committees, and the Compensation Committee of the Board of Directors administers an evaluation of the Chief Executive Officer.

Hedging and Pledging Transactions Prohibited	Short sales, pledging and hedging transactions of shares of the Company’s Common Stock by Directors, officers and employees are prohibited by the Company’s insider trading policy.

Performance-Based Compensation	The Company relies heavily on performance-based compensation for executive officers, including awards of performance-based restricted stock.

Double-Trigger Vesting Provisions	The Amended and Restated RPM International Inc. 2014 Omnibus Equity and Incentive Plan (the “2014 Omnibus Plan”) and the RPM International Inc. 2024 Omnibus Equity and Incentive Plan (the “2024 Omnibus Plan”) provide double-trigger vesting provisions for long-term equity awards.

Clawback Policies	Since 2012, the Company has maintained a clawback policy (the “Clawback Policy”) under which the Board of Directors may require reimbursement of certain bonuses or incentive compensation awarded to an executive officer if, as the result of that executive officer’s misconduct, the Company is required to restate all or a portion of its financial statements. In addition to the Clawback Policy, in October 2023 the Board of Directors adopted the RPM International Inc. Incentive-Based Compensation Clawback Policy (the “NYSE Clawback Policy”) in accordance with NYSE listing standards. The NYSE Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an Accounting Restatement (as defined in the NYSE Clawback Policy).

Chief Executive Officer Succession Planning	The Company’s succession plan, which the Board of Directors reviews annually, addresses both an unexpected loss of the Chief Executive Officer as well as longer-term succession.

The Values & Expectations of 168	The Company’s code of business conduct and ethics, entitled “The Values & Expectations of 168,” emphasizes individual responsibility and accountability, encourages reporting and dialogue about business practices, ethics, or integrity concerns, and focuses on the Company’s values of transparency, trust and respect.

Statement of Governance Policy	The Board of Directors adopted our Statement of Governance Policy in 2016, which recognizes that conducting our business in conformity with The Values & Expectations of 168 is essential to advancing our fundamental objective of building long-term stockholder value.

4 2026 Proxy Statement

PROXY STATEMENT SUMMARY

See also “Information Regarding Meetings and Committees of the Board of Directors” at page 24 for further information on the Company’s governance practices. Additional information about our majority voting policy appears under the caption “Voting Rights” on page 10.

RPM INTERNATIONAL INC. STATEMENT OF GOVERNANCE POLICY

Our fundamental objective is to build long-term stockholder value by profitably growing our businesses and consistently delivering strong financial performance. We think that our ability to generate value for our stockholders is inextricably linked to our ability to provide value to our principal stakeholders, including our customers and associates.

•

We continue to earn the ongoing commitment and trust of our stockholders by delivering the solid returns expected by them from an investment in RPM.

•

We strive to offer our customers innovative, high-quality products and services at competitive prices.

•

We endeavor to attract and retain high-quality associates at every level of our organization, provide them with the tools they need to do their jobs, and compensate them in such a way as to closely align their interests with our long-term success.

•

We conduct our business in conformity with The Values & Expectations of 168, which encompass complying with all applicable legal requirements, and with the ethical standards we prescribe, working to be exemplary corporate citizens.

We do not focus narrowly on efforts to maximize the short-term price of our stock and view such an approach as fundamentally misguided. Instead, we must emphasize consistent value creation in our businesses in an effort to maximize the long-term value of our stockholders’ investment.

In short, we manage our businesses to create wealth for our stockholders. Creating value for our stakeholders is how we have achieved, and will continue to achieve, that objective.

2026 Proxy Statement 5

PROXY STATEMENT SUMMARY

Experience, Qualifications, Attributes and Skills of Director Nominees

The Board of Directors believes that all the Company’s Director nominees have specific life, employment and leadership experiences and skills that qualify them for service on the Board of Directors. Such qualities are included in their individual biographies and also summarized in the following table:

Director Qualifications and Experience	Julie A. Beck	Jenniffer D. Deckard	Salvatore D. Fazzolari	Thomas C. Gentile, III	Robert A. Livingston	Christopher L. Mapes	Craig S. Morford	Frederick R. Nance	Ellen M. Pawlikowski	Jeffrey D. Rowe	Elizabeth F. Whited	Frank C. Sullivan

Adherence to The Values & Expectations of 168 Understands and adheres to the code of conduct set forth in The Values & Expectations of 168	●	●	●	●	●	●	●	●	●	●	●	●

Leadership and Human Capital Management Experience

Significant leadership experience and oversight of corporate culture and organizational development, talent development, workforce management, and compensation and benefit programs

	●	●	●	●	●	●	●	●	●	●	●	●

Strategic Planning and Enterprise Risk Management

Experience with oversight of strategic priorities and business planning, including identifying, prioritizing, and managing risks and risk management processes

	●	●	●	●	●	●	●	●	●	●	●	●

Finance Experience Possesses the background, knowledge, and experience to provide the Company with valuable insight in overseeing the Company’s finances	●	●	●	●	●	●			●	●	●	●

Public Company Board and Corporate Governance Experience Experience serving on the boards of other publicly traded companies	●	●	●	●	●	●		●	●			●

Environmental, Social and Governance Experience Knowledge of and experience with ESG initiatives	●	●	●	●	●	●	●	●	●	●	●	●

Merger and Acquisition Experience Possesses experience or insight related to mergers and acquisitions	●	●	●	●	●	●	●	●	●	●	●	●

Cybersecurity Experience Knowledge of and experience with cybersecurity matters	●		●	●		●	●		●	●		●

6 2026 Proxy Statement

PROXY STATEMENT SUMMARY

Director Qualifications and Experience	Julie A. Beck	Jenniffer D. Deckard	Salvatore D. Fazzolari	Thomas C. Gentile, III	Robert A. Livingston	Christopher L. Mapes	Craig S. Morford	Frederick R. Nance	Ellen M. Pawlikowski	Jeffrey D. Rowe	Elizabeth F. Whited	Frank C. Sullivan

Manufacturing; Operations Experience in operations, manufacturing, distribution or supply chain oversight, management, strategy and process	●	●	●	●	●	●				●		●

Global Business Experience managing operations, driving business success and developing business strategy in international markets, including an understanding of diverse cultures and economies			●	●	●	●	●	●	●	●		●

Marketing, Sales and Brand Management Experience in managing a marketing and/or sales function with exposure to channel and brand management		●	●	●	●	●				●	●	●

The Board of Directors seeks to comprise itself of members which, collectively, possess a range of relevant skills, characteristics, experience and expertise. In selecting potential Director candidates for nomination, the Governance and Nominating Committee and the Board of Directors consider the composition of the Board of Directors as a whole when selecting the most qualified candidate to serve on the Board of Directors. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set, qualifications, experience and other characteristics would most complement those of the then-current Directors.

Enterprise-Wide Risk Oversight

The Board of Directors, assisted by its committees, oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of the Company’s business. See “Information Regarding Meetings and Committees of the Board of Directors – Role in Risk Oversight” for further information.

Executive Compensation

The Company’s executive compensation program utilizes a mix of base salary, annual cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Ninety-two percent (92%) of the votes cast on the Say-on-Pay proposal last year were voted in support of the compensation of our named executive officers.

2026 Proxy Statement 7

PROXY STATEMENT SUMMARY

Overall Compensation Program Principles

Pay for performance – The Company’s general compensation philosophy is performance-based in that the Company’s executive officers should be well compensated for achieving strong operating and financial results. The Company engages in a rigorous process intended to provide its executive officers a fair level of compensation that reflects the Company’s positive operating financial results, the relative skills and experience of the individuals involved, Compensation Peer Group compensation levels and other similar benchmarks.

Compensation weighted toward at-risk pay – The mix of compensation of the Company’s named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). Maintaining this pay mix results in a pay-for-performance orientation, which aligns to the Company’s compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance. For fiscal 2026, 55% of the totals shown in the Summary Compensation Table for our named executive officers was variable and tied to our performance.

Compensation Benchmark Study – In 2026, the Compensation Committee retained the professional consulting firm of Willis Towers Watson to conduct an executive compensation benchmark study. Based on its analysis and findings, Willis Towers Watson concluded that our Chief Executive Officer’s target total direct compensation was above the 50th percentile with a significant portion of compensation linked to performance-based equity. Overall, our named executive officers’ salaries and total target cash compensation are generally below the market median, and their long-term incentives and total direct compensation are generally at or above the market median.

Summary of Compensation Paid to Frank C. Sullivan, the Company’s Chief Executive Officer, in Fiscal 2026

•	Base salary – $1,135,000, which was a 3.2% increase over his fiscal 2025 base salary of $1,100,000.

•	Annual cash incentive compensation – Annual cash incentive compensation of $1,703,000, which was $190,000 more than his fiscal 2025 annual cash incentive compensation.

•	Equity compensation – Mr. Sullivan received 7,160 Performance Earned Restricted Stock (“PERS”) for fiscal 2026.

•	Other compensation – Matching contribution of $14,400 under the Company’s 401(k); automobile allowance of $25,848; life insurance premiums of $233,416; and financial consulting fees of $19,966.

Stockholder Actions

Proposal One – Election of Directors (see pages 11 – 23)

The Board of Directors has nominated twelve candidates for election to serve on the Board. The Board recommends that stockholders vote FOR the election of each nominee.

Proposal Two – Advisory Vote to Approve the Company’s Executive Compensation (see pages 31 – 32)

The Board of Directors is seeking an advisory vote to approve the Company’s executive compensation. Before considering this proposal, please read the Compensation Discussion and Analysis in this Proxy Statement, which explains the Compensation

8 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Committee’s compensation decisions and how the Company’s executive compensation program aligns the interests of the executive officers with those of the Company’s stockholders. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that stockholders vote FOR the approval of the Company’s executive compensation.

Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm (see page 71)

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027. The Board of Directors is seeking stockholder ratification of this appointment. The Board recommends that stockholders vote FOR ratification of the selection of Deloitte & Touche LLP.

VIRTUAL ANNUAL MEETING INFORMATION

The Company will be hosting a virtual Annual Meeting. Stockholders will be able to participate in the Annual Meeting online, in virtual meeting format, via live webcast. Provided below is the summary of the information that you will need to participate in the Annual Meeting:

•

Stockholders can participate in the Annual Meeting online, in virtual meeting format, via live webcast over the Internet at www.virtualshareholdermeeting.com/RPM2026.

•

You will need your unique control number, which is provided on your notice of internet availability or proxy card, to vote and submit questions during the Annual Meeting webcast.

•

The webcast of the Annual Meeting will begin at 1:30 p.m., Eastern Daylight Time.

•

Instructions as to how to participate via the Internet, including how to verify stock ownership, are available at www.virtualshareholdermeeting.com/RPM2026.

•

If you have questions regarding how to vote your shares of Common Stock, you may call Innisfree M&A Incorporated, at (877) 687-1865 (Toll Free).

•

Replay of the Annual Meeting webcast will be available until October 7, 2027.

2026 Proxy Statement 9

Voting Rights

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 14, 2026 (the “Record Date”). On that date, the Company had 127,584,116 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the New York Stock Exchange, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposals One and Two are considered non-routine matters. Unless you instruct the bank, broker or other intermediary that holds your shares to vote on Proposals One and Two, no votes will be cast on your behalf with respect to those proposals. Therefore, it is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposals One and Two. Proposal Three is considered a routine matter and, therefore, broker non-votes are not expected to exist on Proposal Three.

For Proposal One, nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting.

Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected but receives a majority of “withheld” votes. In an uncontested election, the Board of Directors expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board of Directors shall fill Board vacancies and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board of Directors for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.

Proposals Two and Three will be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for Proposals Two and Three, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

Pursuant to the By-Laws, any other matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Certificate, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting on such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against any such matter. Broker non-votes, however, are not counted as present for purposes of determining whether any such matter has been approved and will have no effect on the outcome of such matter.

If you have any questions or need any assistance in voting your shares of Common Stock, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

(877) 687-1865 (Toll Free)

10 2026 Proxy Statement

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at thirteen. Two of our current Directors, Bruce A. Carbonari and William B. Summers, Jr., will retire from the Board of Directors at the end of their terms at the Annual Meeting. Jeffrey D. Rowe, a nominee for election as Director at this year’s Annual Meeting, does not currently serve as a Director of the Company. In connection with the retirements of Messrs. Carbonari and Summers and Mr. Rowe’s election as Director, the authorized number of Directors of the Company will be fixed at twelve.

At the 2024 Annual Meeting of Stockholders, our Board of Directors recommended that our stockholders approve an amendment to our Certificate to declassify the Board of Directors (the “Certificate Amendment”). Our stockholders approved the Certificate Amendment, and accordingly the classification of the Board of Directors has been phased out such that at the Annual Meeting all of the Directors will be elected to hold office for a term of one year.

The Board of Directors’ nominees for election as Directors are Julie A. Beck, Jenniffer D. Deckard, Salvatore D. Fazzolari, Thomas C. Gentile, III, Robert A. Livingston, Christopher L. Mapes, Craig S. Morford, Frederick R. Nance, Ellen M. Pawlikowski, Jeffrey D. Rowe, Frank C. Sullivan and Elizabeth F. Whited. All nominees currently serve as Directors except Mr. Rowe.

The Proxy holders named in the accompanying Proxy (or their substitutes) will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election of the twelve nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee becomes unavailable for election (which is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for a substitute nominee named by the Board of Directors. In no event will the accompanying Proxy be voted for more than twelve nominees or for persons other than those named below or any substitute nominee.

Honoring Distinguished Board Service

In October 2026, we will recognize the retirement from the Board of Directors of two highly respected Directors: William B. Summers, Jr. and Bruce A. Carbonari.

Bill and Bruce have each contributed more than 20 years of dedicated service to RPM. Throughout their tenure, they have provided invaluable leadership, strategic guidance and governance oversight during a period of significant growth and transformation of our organization. During this period, RPM’s annual sales increased from $1.96 billion to more than $7.86 billion — an increase of over 300% — while the quarterly dividend paid to our stockholders grew by more than 330%. Over the same timeframe, RPM’s market capitalization expanded from approximately $2 billion to $14 billion, creating significant value for shareholders. Their experience, insight and commitment to our values have helped strengthen and position RPM for long-term success.

On behalf of RPM’s Board of Directors, leadership team and associates around the world, we extend our sincere gratitude to Bill and Bruce for their many contributions and lasting impact on RPM.

Your Board recommends a vote “FOR” each director nominee.

Director

Nominees

•

Julie A. Beck

•

Jenniffer D. Deckard

•

Salvatore D. Fazzolari

•

Thomas C. Gentile, III

•

Robert A. Livingston

•

Christopher L. Mapes

•

Craig S. Morford

•

Frederick R. Nance

•

Ellen M. Pawlikowski

•

Jeffrey D. Rowe*

•

Frank C. Sullivan

•

Elizabeth F. Whited

*  Mr. Rowe does not currently serve as a Director of the Company.

2026 Proxy Statement 11

Nominees for Election

Julie A. Beck Director since 2025 Age: 64 Committee: Audit Shares of Common Stock beneficially owned: 1,400

Experience

Senior Vice President, Chief Financial Officer and Treasurer of MSA Safety Incorporated (NYSE: MSA), a global leader in the development of advanced safety products and solutions that protect people and facility infrastructures, since August 2025. Ms. Beck was formerly Senior Vice President and Chief Financial Officer of Terex Corporation (NYSE: TEX), a global industrial equipment manufacturer, from January 2022 until April 2025. With over 30 years of financial leadership experience across a variety of public and private organizations, Ms. Beck has built a reputation for driving growth through strategic planning, mergers and acquisitions, and digital transformations. Prior to her role at Terex, Ms. Beck held executive-level positions at NOVA Chemicals, Joy Global and Temple-Inland, as well as serving on the board of Invacare Corporation. Ms. Beck serves on the board of Carpenter Technology Corporation (NYSE: CRS), a recognized leader in high-performance specialty alloy materials and process solutions. Ms. Beck previously served on the board of Tronox Holdings plc (NYSE: TROX), one of the world’s leading producers of high-quality titanium products, until September 2025. Ms. Beck earned a B.B.A. in accounting from the University of Wisconsin-Madison and is a certified public accountant.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Ms. Beck should serve as a Director because of her deep expertise in global finance, IT strategy and continuous improvement. Her experience enables Ms. Beck to provide keen insight, diverse perspectives and valuable guidance as the Company advances its financial and operational strategies. Also, with her considerable financial background, Ms. Beck is a financial expert for the Company’s Audit Committee.

		• Financial • Strategic • Technology • Management Development	• Acquisitions • Capital Allocation

12 2026 Proxy Statement

Jenniffer D. Deckard Director since 2015 Age: 60 Committee: Audit Shares of Common Stock beneficially owned: 17,185

Experience

Chief Finance, Administrative & Operating Officer of The Sisters of Notre Dame of the United States (the “SND”). The SND is a community of religious women whose ministries include, but are not limited to, the founding and serving of faith-based institutions, including educational, retirement, health, and other charitable organizations. Ms. Deckard is the first lay person to manage finances, administration and operations for the SND.

Former President and Chief Executive Officer of Covia Holdings Corporation, a leading provider of minerals and materials solutions for the industrial and energy markets (formerly, NYSE: CVIA). Ms. Deckard also served as a director on Covia’s board of directors from 2018 until May 2019. Covia filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in June 2020. Ms. Deckard previously served as President, Chief Executive Officer and director of Fairmount Santrol Holdings Inc. from 2013 until 2018, when Fairmount Santrol and Unimin Corporation merged to form Covia. Ms. Deckard also serves on the board of the Great Lakes Construction Company, an Ohio-based heavy civil engineering and construction company, where Ms. Deckard serves on the board’s investment, audit and finance (which she chairs) committees. Ms. Deckard also serves on the non-profit board of University Hospitals, including serving on the finance committee and serving as Vice-Chair of the Board. Ms. Deckard also serves on the finance committee of the SND and the finance committee for the International Congregations of the Sisters of Notre Dame. Ms. Deckard received a bachelor of science from the University of Tulsa and an M.B.A. degree from Case Western Reserve University.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Ms. Deckard should serve as a Director because of her extensive executive management experience and financial expertise, including her service as President and Chief Executive Officer of Covia. In that position, Ms. Deckard dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. She has significant experience in sustainability-related matters. With her extensive financial background, Ms. Deckard is a financial expert for the Company’s Audit Committee. Ms. Deckard also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

		• Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations • Sustainability

2026 Proxy Statement 13

Salvatore D. Fazzolari Director since 2013 Age: 74 Committees: Audit, Executive Shares of Common Stock beneficially owned: 21,578

Experience

Retired Chair, President and Chief Executive Officer of Harsco Corporation (now known as Enviri Corp.), a global environmental solutions company. Mr. Fazzolari served as Chair and Chief Executive Officer of Harsco Corporation from 2008 until 2012, in addition to serving as its President from 2010 until 2012. During the course of his over 30 years of service to Harsco Corporation, Mr. Fazzolari held various other positions, including President (2006 – 2007), Chief Financial Officer (1998 – 2007) and Treasurer and Corporate Controller. Mr. Fazzolari is a certified public accountant (inactive) and a certified information systems auditor (inactive). He serves on the board of directors of Bollman Hat Company (a global headwear company with a collection of leading lifestyle brands) and McKenzie Creative Brands (a designer and manufacturer of taxidermy supplies and customizable architectural décor products). He previously served on the board of directors of Gannett Fleming, Inc. until December 2022. He earned his bachelor of business administration degree in accounting from Pennsylvania State University.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Fazzolari should serve as a Director because of his extensive executive management experience, including his service as Chair, President and Chief Executive Officer of Harsco Corporation. In that position, Mr. Fazzolari dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government, environmental solutions and stockholder relations, that the Company deals with today. Mr. Fazzolari has almost four decades of extensive experience in the metals and minerals markets in developing innovative solutions that significantly improve the environment. His past board service includes chairing an audit committee where he was responsible for overseeing cybersecurity matters. Also, Mr. Fazzolari has extensive global experience, and because of his considerable financial background, he is a financial expert for the Company’s Audit Committee and serves as its chair.

		• Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations • Environmental Solutions

14 2026 Proxy Statement

Thomas C. Gentile, III Director since 2026 Age: 62 Committee: Compensation Shares of Common Stock beneficially owned: 0

Experience

Chair, Chief Executive Officer and President of Hexcel Corporation, a global leader in advanced lightweight composites technology (NYSE: HXL). Mr. Gentile became Hexcel’s Chief Executive Officer and President in May 2024 and was appointed Chair of Hexcel’s board of directors in December 2024. Prior to joining Hexcel, Mr. Gentile served as president, chief executive officer and a director of Spirit AeroSystems from 2016 until 2023. He previously spent 19 years at General Electric, where he held a succession of leadership roles across the U.S., France and Australia. During his tenure at General Electric, his executive positions included president and chief operating officer of GE Capital, president and chief executive officer of GE Healthcare Systems, and president and chief executive officer of GE Aviation Services. Earlier in his career, Mr. Gentile held leadership and strategy roles with McKinsey & Company, CBS and General Motors.

Mr. Gentile sits on the board of the U.S. Chamber of Commerce and is a member of the Executive Committee of the Aerospace Industries Association. He is an emeritus board member of the Smithsonian National Air and Space Museum and serves on the advisory boards for Wichita State University’s Barton School of Business and ALS Finding a Cure. He previously served as chairman of the board of directors for InSightec and was President of the Wings Club Foundation.

Mr. Gentile holds a bachelor’s degree in economics and an M.B.A. degree from Harvard University. He also studied international relations at the London School of Economics.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Gentile should serve as a Director because of his extensive executive management experience, including his service as Chair, President and Chief Executive Officer of Hexcel. In that position, Mr. Gentile deals with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and investor relations, that the Company deals with today.

		• Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

2026 Proxy Statement 15

Robert A. Livingston Director since 2017; Lead Director Age: 72 Committees: Compensation, Executive Shares of Common Stock beneficially owned: 18,473

Experience

Retired President and Chief Executive Officer, Dover Corporation, a diversified manufacturer (NYSE: DOV). Mr. Livingston served as Dover’s President and Chief Executive Officer from 2008 until his retirement in 2018. Previously, he held positions with Dover business units Dover Engineered Systems, Inc. (as President and Chief Executive Officer) from 2007 until 2008, and Dover Electronics, Inc. (as President and Chief Executive Officer) from 2004 until 2007. Mr. Livingston was previously the President of Vectron International, Inc., a Dover business unit, from 2001 until 2004, and the Executive Vice President (from 1998 until 2001) and Vice President, Finance and Chief Financial Officer (from 1987 until 1998) of Dover Technologies, Inc. Prior to its acquisition by Dover in 1983, Mr. Livingston was Vice President, Finance of K&L Microwave, and continued to serve in that capacity until 1984, when he became Vice President and General Manager of K&L Microwave until 1987. Mr. Livingston was a director of Dover Corporation from 2008 until his retirement in 2018. Since December 2018, Mr. Livingston has been a director of Amphenol Corporation, a manufacturer of electrical and fiber optic connectors and interconnect systems (NYSE: APH), where he serves on Amphenol’s audit, compensation (which he chairs) and executive committees. Mr. Livingston received his B.S. degree in business administration from Salisbury University.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Livingston should serve as a Director because of his extensive executive management experience, including his service as President and Chief Executive Officer of Dover. In that position, Mr. Livingston dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and investor relations, that the Company deals with today.

		• Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

16 2026 Proxy Statement

Christopher L. Mapes Director since 2025 Age: 64 Committee: Compensation Shares of Common Stock beneficially owned: 1,400

Experience

Retired Executive Chair of Lincoln Electric (Nasdaq: LECO), a position Mr. Mapes held from January 2024 until his retirement in December 2024. Prior to this, Mr. Mapes served as Chairman, President and Chief Executive Officer of Lincoln Electric where he drove record performance and positioned the company as an industry leader in automation and manufacturing innovation. Prior to Lincoln Electric, Mr. Mapes served as an Executive Vice President of A.O. Smith Corporation (NYSE: AOS). He also serves on the boards of The Timken Company (NYSE: TKR) (a global manufacturer of engineered bearings and power transmission products), Nordson Corporation (Nasdaq: NDSN) (an innovative precision technology company) and A.O. Smith Corporation (a leading manufacturer of residential and commercial water heating equipment and boilers, as well as a manufacturer of water treatment products), where he is the chair of the compensation committee and the presiding director. Mr. Mapes holds a bachelor’s degree from Ball State University, a J.D. from University of Toledo, and an M.B.A. degree from Kellogg School of Management, Northwestern University.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Mapes should serve as a Director because his over 30 years of leadership experience in industrial manufacturing and global growth initiatives, including his positions at Lincoln Electric, brings exceptional leadership and operational insight to the Board of Directors. His strong operational and financial acumen, coupled with his understanding of the challenges and opportunities in complex manufacturing environments, is instrumental to the Company’s future growth and efficiency initiatives.

		• Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

2026 Proxy Statement 17

Craig S. Morford Director since 2025 Age: 67 Committees: Governance and Nominating Shares of Common Stock beneficially owned: 11,491

Experience

Retired General Counsel and Corporate Secretary of ExxonMobil Corporation (NYSE: XOM), one of the largest publicly traded international energy and petrochemical companies, where Mr. Morford led high-impact legal and compliance functions, including litigation, mergers and acquisitions, and environmental and regulatory affairs. Prior to ExxonMobil, Mr. Morford served as Chief Legal and Compliance Officer for Cardinal Health, Inc. (NYSE: CAH). In 2007, Mr. Morford was appointed by President George W. Bush to serve as acting deputy attorney general, the culmination of a distinguished 20-year career with the U.S. Department of Justice, including service as U.S. attorney in Detroit, Michigan and Nashville, Tennessee. Mr. Morford earned his bachelor’s degree in economics from Hope College and a J.D. from Valparaiso University School of Law.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Morford should serve as a Director because of his leadership and breadth of experience in compliance, governance and risk management for large global operations. His experience enables Mr. Morford to provide keen insight and diverse perspectives on several critical areas impacting the Company as the Company continues to grow its global operations.

		• Strategic • Technology • Management Development • Corporate Governance	• Acquisitions • Government and Stockholder Relations • Environmental and Regulatory

18 2026 Proxy Statement

Frederick R. Nance Director since 2007 Age: 72 Committees: Executive, Governance and Nominating Shares of Common Stock beneficially owned: 7,847

Experience

Executive Group Member and former Global Managing Partner of Squire Patton Boggs (US) LLP,
Attorneys-at-law, which serves clients from 40 offices across four continents. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire Patton Boggs directly from law school, became partner in 1987, served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007, and served as the firm’s Regional Managing Partner from 2007 until 2017. From 2017 until the end of 2022, Mr. Nance served as the firm’s Global Managing Partner. Mr. Nance also served two four-year terms on the firm’s worldwide, seven-person Management Committee. In addition to his duties at Squire Patton Boggs, where he heads the firm’s U.S. Sports and Entertainment practice representing clients including LeBron James, Mr. Nance has served on the board of directors at the Cleveland Clinic for almost 20 years, where he is the Vice-Chair, Regulatory & Policy. Mr. Nance previously served on the board of the Greater Cleveland Partnership, which he chaired, and the board of McDonald & Company Investments, Inc. In 2015, Mr. Nance was inducted into the Northeast Ohio Business Hall of Fame.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Nance should serve as a Director primarily due to his significant legal background and global management experience. Mr. Nance’s background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company. Mr. Nance also provides the Board of Directors a valuable perspective as a current or past member of the boards of several prominent local non-profit organizations.

		• Management Development • Acquisitions • Capital Allocation • Strategic	• Corporate Governance • Non-profit Organizations

2026 Proxy Statement 19

General Ellen M. Pawlikowski (Retired) Director since 2022 Age: 69 Committee: Audit Shares of Common Stock beneficially owned: 6,500

Experience

Gen. Pawlikowski is a retired four-star general of the U.S. Air Force. In her last assignment, she served as Commander, Air Force Materiel Command, Wright-Patterson Air Force Base, Ohio, from 2015 until 2018. Gen. Pawlikowski entered active duty with the Air Force in 1982, and her distinguished 36-year career spanned a wide variety of technical management, leadership, and staff positions of increasing responsibility. She commanded five times as a general officer, commanding the MILSATCOM Systems Wing, the Air Force element of the National Reconnaissance Office, the Air Force Research Laboratory, the Space and Missile Systems Center, and Air Force Materiel Command. Nationally recognized for her leadership and technical management acumen, Gen. Pawlikowski has received the Women in Aerospace Life-Time Achievement Award, the National Defense Industrial Association’s Peter B. Teets Award, and the Air Force Association Executive Management Award. She is an Honorary Fellow of the American Institute of Aeronautics and Astronautics and a member of the National Academy of Engineers. She has served as a director of RTX Corporation (formerly Raytheon Technologies Corporation) (NYSE: RTX) since 2020, where she currently serves on the human capital and compensation committee. She was previously a director of Raytheon Company from 2018 until 2020, Intelsat S.A. from 2019 until February 2022, and Velo3D, Inc. (NYSE: VLD) from 2022 until June 2023.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Gen. Pawlikowski should serve as a Director because of the extensive senior leadership and management experience she gained during her distinguished military career in which she ultimately became a four-star general in the U.S. Air Force. As Commander, Air Force Materiel Command, Gen. Pawlikowski commanded 80,000 personnel and managed a budget of $60 billion on an annual basis. Her responsibilities also included addressing environmental, energy efficiency and conservation matters concerning U.S. Air Force operations, and Gen. Pawlikowski helped develop the U.S. Air Force’s cybersecurity plan. Her experience enables her to assist the Company with leadership development and provides a unique strategic perspective to the Company.

		• Finance • Strategic • Technology • Cybersecurity	• Management Development • Acquisitions • Capital Allocation

20 2026 Proxy Statement

Jeffrey D. Rowe

Director Nominee

Age: 56

Committee: Governance and Nominating*

Shares of Common Stock beneficially owned: 0

* The Board of Directors anticipates that Mr. Rowe will join the Governance and Nominating Committee following his election as Director at the Annual Meeting.

Experience

Executive Vice President and Chief Operating Officer of Archer-Daniels-Midland Company (“ADM”), a global leader in innovative solutions from nature (NYSE: ADM), effective August 17, 2026. Mr. Rowe previously served as Chief Executive Officer of Syngenta Group from January 2024 until August 1, 2026. Syngenta Group, headquartered in Switzerland, is one of the world’s largest agricultural innovation companies. Prior to becoming Chief Executive Officer, Mr. Rowe served as President of Syngenta Crop Production from July 2022 to December 2023 and President of Syngenta Seeds from 2016 to June 2022. Before joining Syngenta Group, Mr. Rowe served as Vice President, Strategic Services and Planning, at DuPont Pioneer from 2015 to 2016, Regional Director for DuPont Pioneer Europe from 2011 to 2015, Vice President, Biotech Affairs and Regulatory from 2008 to 2011 and Corporate Counsel from 2001 to 2008. Mr. Rowe began his career with Pioneer in 1995 in Supply Management. Mr. Rowe has a Bachelor of Science in Agricultural Economics from Iowa State University, a J.D. from Drake Law School, and a Global Executive M.B.A. from the New York University Stern School of Business and the London School of Economics.

Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Rowe should serve as a Director because of his extensive executive management experience, including as Executive Vice President and Chief Operating Officer of ADM and as Chief Executive Officer of Syngenta Group. His experience will enable Mr. Rowe to provide keen insight and diverse perspectives on several critical areas impacting the Company, including long-term strategic planning, global operations and business modeling.

	• Financial • Strategic • Capital Allocation	• Management Development • Regulatory

2026 Proxy Statement 21

Frank C. Sullivan Director since 1995 Age: 65 Committee: Executive Shares of Common Stock beneficially owned: 1,259,459

Experience

Chair and Chief Executive Officer, RPM International Inc. Mr. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001, Chief Executive Officer in 2002, and was elected Chair of the Board in 2008 and also served as President from 2018 until 2026. Since 2003, Mr. Sullivan has been a director of The Timken Company, a global manufacturer of engineered bearings and power transmission products (NYSE: TKR), where he serves on both Timken’s compensation committee and its nominating and corporate governance committee. He also serves on the boards of the American Coatings Association, the Cleveland Clinic, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership and the Ohio Business Roundtable.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Mr. Sullivan should serve as a Director because of his role as the Company’s Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of another public company and non-profit organizations. The Board of Directors believes that Mr. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

		• Financial • Strategic • Leadership and Operating Experience at the Company • Acquisitions • Management Development	• Capital Allocation • Vast Knowledge of the Company • Important Part of the Company’s Corporate Culture

22 2026 Proxy Statement

Elizabeth F. Whited Director since 2021 Age: 61 Committee: Compensation Shares of Common Stock beneficially owned: 7,100

Experience

Former president of Union Pacific Corporation, one of America’s leading transportation companies (NYSE: UNP). Ms. Whited served as Union Pacific’s president from July 2023 to July 2025. In her role as president, her responsibilities included the strategy, workforce resources, sustainability, law, corporate relations, communications and government affairs functions. From February 2022 until July 2023, Ms. Whited served as Union Pacific’s executive vice president – sustainability and strategy, where she helped develop and implement Union Pacific’s strategic vision and led Union Pacific’s human resources organization, pioneering efforts to provide a world-class employee experience. Ms. Whited previously led sustainability efforts at Union Pacific and was named to Constellation Research’s “ESG 50” in 2023 in recognition of Union Pacific’s strides in sustainability.

After joining Union Pacific in 1987, Ms. Whited held a variety of executive roles in strategic planning, investor relations, sustainability, finance, and marketing and sales, including president of subsidiary Union Pacific Distribution Services. In 2016, she was named executive vice president and chief marketing officer, and in 2018, she was named executive vice president and chief human resource officer. Ms. Whited served as executive vice president – sustainability and strategy from February 2022 until she was appointed president in July 2023. In July 2025, Ms. Whited transitioned from president to special advisor, a role she held until her retirement in February 2026. Ms. Whited holds a bachelor’s degree in business administration from the University of Iowa.

	Reasons for Nomination	Key Skills

The Board of Directors has determined that Ms. Whited should serve as a Director because of her extensive management experience, including her prior service as president at Union Pacific as well as her other prior executive roles. In those positions, Ms. Whited has dealt with many of the major issues, such as sustainability, strategic planning, human resources, investor relations, sustainability, finance, and marketing and sales, that the Company deals with today.

		• Sustainability • Strategic • Management Development • Compensation • Government and Stockholder Relations	• Sustainability • Financial • Acquisitions • Capital Allocation

2026 Proxy Statement 23

Information Regarding Meetings and Committees of the Board of Directors

The Board of Directors has an Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Executive Committee has the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a code of business conduct and ethics (“The Values & Expectations of 168”) that applies to the Company’s Directors, officers and employees.

The charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, the Corporate Governance Guidelines and The Values & Expectations of 168 are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to the Vice President — Investor Relations and Sustainability, RPM International Inc., 2628 Pearl Road, Medina, Ohio 44256. The Company intends to disclose any amendments to The Values & Expectations of 168, and any waiver of The Values & Expectations of 168 granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. The Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards and the rules of the Commission. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company’s senior management.

In July 2026, the Board of Directors performed its annual director independence review for fiscal 2027. As a result of this review, the Board of Directors determined that 12 out of 13 current Directors are independent, and that all members of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee are independent. The Board of Directors determined that Ms. Beck, Ms. Deckard, Gen. Pawlikowski, Ms. Whited, and Messrs. Carbonari, Fazzolari, Gentile, Livingston, Mapes, Morford, Nance and Summers meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE. The Board of Directors has also determined that Mr. Rowe, who has been nominated by the Board of Directors to stand for election at the Annual Meeting, will be an independent Director. Mr. Sullivan is not considered to be independent because of his position as Chair and Chief Executive Officer of the Company.

As part of this review, the Board of Directors also considered common private and charitable board memberships among our executive officers and Directors. The Board of Directors does not believe that any of these common board memberships impairs the independence of the Directors.

24 2026 Proxy Statement

CORPORATE GOVERNANCE

Committee Membership

Set forth below is the current membership of each of the Committees, with the number of meetings held during the fiscal year ended May 31, 2026:

Name	Audit Committee	Compensation Committee	Executive Committee	Governance and Nominating Committee(1)

Julie A. Beck	●

Bruce A. Carbonari(1)			●	●

Jenniffer D. Deckard	●

Salvatore D. Fazzolari			●

Thomas C. Gentile, III		●

Robert A. Livingston*			●

Christopher L. Mapes		●

Craig S. Morford				●

Frederick R. Nance			●

Ellen M. Pawlikowski	●

William B. Summers, Jr.(1)		●

Elizabeth F. Whited		●

Frank C. Sullivan

Number of Meetings	6	4	0	6

 ● Committee Member    Committee Chair  * Lead Independent Director

(1)

Mr. Carbonari will retire from the Board of Directors and each of the Executive and Governance and Nominating Committees at the Annual Meeting. Mr. Summers will retire from the Board of Directors and the Compensation Committee at the Annual Meeting. The Board of Directors anticipates that Mr. Rowe will join the Governance and Nominating Committee following his election as Director at the Annual Meeting.

2026 Proxy Statement 25

CORPORATE GOVERNANCE

Audit Committee Chair Salvatore D. Fazzolari Members Julie A. Beck Jenniffer D. Deckard Ellen M. Pawlikowski

Key Responsibilities

•

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor and prepares the report of the Audit Committee.

•

The Audit Committee also oversees the Company’s cybersecurity and data privacy risk management programs, establishes procedures for the receipt of reports on cybersecurity, data privacy and other risks relevant to the Company’s information system controls and security, and establishes procedures for the receipt and review of reports of cybersecurity and data privacy incidents in accordance with the Company’s cybersecurity and data privacy escalation procedures.

•

The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each of Mses. Beck and Deckard and Mr. Fazzolari qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K and satisfies the NYSE accounting and financial management expertise requirements.

Compensation

Committee

Chair

Robert A. Livingston

Members

Thomas C. Gentile, III

Christopher L, Mapes

William B. Summers, Jr.*

Elizabeth F. Whited

*  Mr. Summers will retire from the Compensation Committee as of the Annual Meeting.

Key Responsibilities

•

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report.

•

The Compensation Committee administers the Company’s Incentive Compensation Plan and 2024 Omnibus Plan.

•

The Compensation Committee reviews and determines the salary and incentive compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company.

•

The Compensation Committee may delegate its authority to a subcommittee or subcommittees.

Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer, together with the Compensation Committee, reviews assessments of executive compensation practices at least annually against our defined Comparative Framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made. The Compensation Committee has the sole authority to retain and terminate any compensation and benefits consultant, independent legal counsel or other adviser, to assess the independence of such advisers and any potential conflicts of interest prior to engagement, and to approve the related fees and other retention terms of such advisers.

Before selecting any compensation and benefits consultant, independent legal counsel or other adviser, the Compensation Committee takes into account all factors relevant to that adviser’s independence from management, including the following six factors:

•

the provision of other services to the Company by the adviser’s employer;

•

the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenues of the employer;

•

the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

•

any business or personal relationship of the adviser with a member of the Compensation Committee;

•

any Common Stock of the Company owned by the adviser; and

•

any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

26 2026 Proxy Statement

CORPORATE GOVERNANCE

Governance

and

Nominating

Committee

Chair

Frederick R. Nance

Members*

Bruce A. Carbonari**

Craig S. Morford

*  The Board of Directors anticipates that Mr. Rowe will join the Governance and Nominating Committee following his election as Director at the Annual Meeting.

**  Mr. Carbonari will retire from the Governance and Nominating Committee as of the Annual Meeting.

Key Responsibilities

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including:

•

the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company;

•

selection, qualification and nomination of the members of the Board of Directors and nominees to the Board of Directors;

•

administration of the Board’s evaluation process; and

•

oversight of the Company’s efforts to identify and manage sustainability risks and opportunities, and the development and implementation of goals the Company may establish from time to time relating to same.

Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the then-current Directors.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at 2628 Pearl Road, Medina, Ohio 44256, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•

the name, age, business address and residence address of the proposed nominee;

•

the principal occupation or employment of the proposed nominee;

•

the number of shares of Common Stock which are beneficially owned by such candidate;

•

a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•

detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•

any other information the stockholder believes is relevant concerning the proposed nominee;

•

a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•

a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;

•

the name and record address of the stockholder who is submitting the notice; and

2026 Proxy Statement 27

CORPORATE GOVERNANCE

•

the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an Annual Meeting must also comply with the requirements set forth in the By-Laws concerning such nominations.

Furthermore, in fiscal 2024, the Board of Directors approved and adopted an amendment to the By-Laws to add a proxy access by-law. The proxy access by-law permits a stockholder or a group of up to 20 stockholders that has owned three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate, and include in the Company’s proxy materials for its Annual Meeting, candidates for Director constituting up to the greater of (i) two Directors or (ii) 20% of the number of the Company’s Directors then-serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the proxy access by-law.

Board Meetings

The Board of Directors held four meetings during the fiscal year ended May 31, 2026. No Director, during the fiscal year ended May 31, 2026, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the Director served and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the period that the Director served.

Independent Directors Meetings

Each of the Directors, other than Mr. Sullivan, is a non-management Director. Each of the non-management Directors was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2026. The Company’s independent Directors generally meet in executive sessions each year in January, April and July. Robert A. Livingston currently serves as Lead Director, and served as the Lead Director for the January, April and July meetings of the Company’s independent Directors in 2026. The Company’s Corporate Governance Guidelines define the Lead Director’s role and responsibilities.

Structure of the Board of Directors

The By-Laws provide that one person may hold the position of Chair of the Board of Directors and Chief Executive Officer. The Chief Executive Officer of the Company currently serves as the Chair of the Board of Directors. The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chair because he is one of the Directors most familiar with the Company’s business and industry. The Board of Directors believes that combining the roles of Chief Executive Officer and Chair of the Board of Directors provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The independent Directors bring experience, oversight, and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company and industry-specific experience and expertise. One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of management’s strategy once it is developed.

The Board of Directors believes the combined role of Chief Executive Officer and Chair of the Board of Directors, together with independent Directors having the duties described above, is in the best interests of stockholders because it strikes an appropriate balance for the Company. With the Chief Executive Officer also serving as Chair of the Board of Directors, there is unified leadership and a focus on strategic development and execution, while the independent Directors help ensure independent oversight of management.

The Corporate Governance Guidelines provide for a Lead Director, and define such Lead Director’s role and responsibilities. The Lead Director:

•	presides at all executive sessions of the independent Directors;

•	is authorized to call meetings of the independent Directors;

•	works with the Chair of the Board to call Board meetings;

28 2026 Proxy Statement

CORPORATE GOVERNANCE

•	serves as a liaison between the Chair of the Board and the independent Directors as required (each Director is free, however, to communicate directly with the Chair of the Board);

•	works with the Chair of the Board to set and approve the Board schedule and agenda to ensure sufficient time for discussion of all agenda items;

•	approves the materials to be provided to the Board;

•	consults with other Directors and facilitates communication between the Board and the Chief Executive Officer;

•	serves as focal point for stockholder communications and requests for consultation addressed to the independent Directors;

•	has the ability to retain outside professionals on behalf of the Board as the Board may determine is necessary or appropriate; and

•	performs such other functions either specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

Role in Risk Oversight

Risk is inherent in any business and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board of Directors, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Senior management, which includes the Chief Compliance Officer and the Vice President – Corporate Benefits and Risk Management, attends quarterly meetings of the Board of Directors, as well as certain committee meetings, in order to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors receives presentations from senior management on business operations, financial results and strategic issues. In addition, senior management holds an annual strategic planning conference, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board of Directors. Finally, each year senior management reviews with the Board of Directors an assessment of the key risks the Company faces and then prioritizes them in a consolidated enterprise risk map.

The Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk as follows:

The Audit Committee’s Risk Oversight Responsibilities. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Audit Committee also has the following responsibilities related to cybersecurity risk management:

•	overseeing the Company’s cybersecurity risk management programs;

•

establishing procedures for the receipt of reports on cybersecurity, data privacy and other risks relevant to the Company’s information system controls and security, which reports shall include a review of the cybersecurity risks facing the Company, the Company’s strategies to mitigate these risks and the Company’s cybersecurity crisis preparedness; and

•	establishing procedures for the receipt and review of reports of cybersecurity and data privacy incidents in accordance with the Company’s cybersecurity and data privacy escalation procedures.

Risk assessment reports are regularly provided by management and the Company’s internal auditors to the Audit Committee.

The Compensation Committee’s Risk Oversight Responsibilities. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further later in this Proxy Statement.

The Governance and Nominating Committee’s Risk Oversight Responsibilities. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of the Board of Directors and its membership and structure, succession planning for Directors, and corporate governance, including the annual monitoring of corporate governance issues, administering regular self-evaluations of the Board and its committees, and reviewing potential conflicts of interest.

2026 Proxy Statement 29

CORPORATE GOVERNANCE

The Governance and Nominating Committee also has the following responsibilities related to sustainability risk management:

•	overseeing the Company’s efforts to identify sustainability risks and opportunities;

•	developing and implementing goals the Company may establish from time to time relating to same; and

•	overseeing the Company’s compliance with reporting rules and regulations.

All of these Board Committees report back to the full Board of Directors at meetings of the Board of Directors as to the Board Committees’ activities and matters discussed and reviewed at the Board Committees’ meetings. In addition, the Board of Directors is encouraged to participate in external Director education courses to keep apprised of current issues, including areas of risk.

Succession Planning

The Company actively engages in succession planning in order to ensure that it has sufficient depth and breadth of executive talent. While effective succession planning is a fluid process, there are certain annual processes in which the Company engages to determine appropriate candidates and leadership potential. Information is gathered and analyzed to assess the staffing of the Company’s key positions to identify and develop employees for such positions. To further this process, a leadership development program is conducted each year for purposes of recognizing emerging leaders and uniting them in a three-day formal program with peers and representatives from senior management. In addition, after completing this leadership development program, certain employees are selected to work with a top-ranked global provider of executive education to further enhance their personal leadership development.

Communications with the Board of Directors

Stockholders and other persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., 2628 Pearl Road, Medina, Ohio 44256 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the Lead Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by the Company’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless she determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors were present at the 2025 Annual Meeting.

30 2026 Proxy Statement

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Commission rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement. Please read the Compensation Discussion and Analysis, executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that RPM International Inc.’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

We are focused on delivering operating results with the ultimate goal of creating and maximizing value for our stockholders on a long-term basis. Our compensation programs and practices have been designed to drive those results, and they have served our Company well. For fiscal 2026, 55% of the totals shown in the Summary Compensation Table for our named executive officers was variable and tied to our performance. Our compensation programs and practices have been integral to our success in attracting and retaining an experienced and effective management team.

Consistent with our focus on delivering sustained long-term operating results, our results are competitive with those of our peers. In addition, 2026 marked our 52nd consecutive year of increased dividends. The following tables show the cumulative total stockholder return, including the reinvestment of dividends, of shares of our Common Stock compared to the S&P 500, and a peer group over the past five and ten years, respectively.

Your Board recommends a vote “FOR” this resolution.

2026 Proxy Statement 31

PROPOSAL TWO

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among RPM International Inc., the S&P 500 Index,

and a Peer Group**

*	$100 invested on May 31, 2021 in stock or index, including reinvestment of dividends. Fiscal year ending May 31.

**

Fiscal 2026 peer group of eight companies includes Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

Copyright© 2026 Standard & Poor’s, a division of S&P Global. All rights reserved.

COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*

Among RPM International Inc., the S&P 500 Index,

and a Peer Group**

*	$100 invested on May 31, 2016 in stock or index, including reinvestment of dividends. Fiscal year ending May 31.

**

Fiscal 2026 peer group of eight companies includes Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

Copyright© 2026 Standard & Poor’s, a division of S&P Global. All rights reserved.

32 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this section, we describe the material components of our executive compensation program for our named executive officers whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	Frank C. Sullivan, our Chair and Chief Executive Officer;

•	David C. Dennsteadt, our President and Chief Operating Officer(1);

•	Russell L. Gordon, our Vice President and Chief Financial Officer;

•	Janeen B. Kastner, our Vice President – Corporate Benefits and Risk Management; and

•	Timothy R. Kinser, our Vice President – Operations(2).

(1)	Mr. Dennsteadt was appointed President and Chief Operating Officer effective as of July 17, 2026. He previously served as our Executive Vice President during fiscal 2026.

(2)	Mr. Kinser resigned as an executive officer at end of fiscal 2026 in preparation for his retirement, which is anticipated to occur during fiscal 2027.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee arrives at specific compensation policies and decisions involving the named executive officers.

Our Business

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The Company operates across three reportable segments: consumer, construction products and performance coatings. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, The Pink Stuff, Stonhard, Carboline, Finish Works, Tremco, Euclid Chemical, Dryvit and Nudura. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The Company employs approximately 17,500 individuals worldwide.

For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Commission on July 22, 2026.

Fiscal 2026 Business Highlights

The Company’s consolidated net sales, net income, diluted earnings per share and cash provided by operating activities for the fiscal year ended May 31, 2026, were as follows:

•	Consolidated net sales increased 6.7% to $7.86 billion in fiscal 2026 from $7.37 billion in fiscal 2025;

•	Net income attributable to RPM International Inc. stockholders was $661.4 million in fiscal 2026 compared to $688.7 million in fiscal 2025;

•	Diluted earnings per share were $5.17 in fiscal 2026 compared to $5.35 in fiscal 2025; and

•	Cash provided by operating activities was $898.7 million, the second-highest amount in the Company’s history, compared to $768.2 million in the prior-year period.

2026 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2026 Executive Compensation Highlights

For fiscal 2026, the Compensation Committee:

•	Increased base salaries from fiscal 2025 levels for all named executive officers;

•	Awarded Performance Earned Restricted Stock (“PERS”) grants at 44.4% of target amounts for fiscal year 2026; and

•	Under the Incentive Plan for fiscal 2026, increased cash awards by $190,000 for Mr. Sullivan, $138,000 for Mr. Dennsteadt, $95,000 for Mr. Gordon, $62,000 for Ms. Kastner and $55,000 for Mr. Kinser.

Total fiscal 2026 compensation, as set forth in the Summary Compensation Table, was similar for all named executive officers (for whom fiscal 2025 compensation is provided) compared to total fiscal 2025 compensation, with the exception of Mr. Gordon whose compensation level increased to bring his compensation in line with benchmarks.

Fiscal 2026 Corporate Governance Highlights

We place a high priority on maintaining good governance standards, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2026:

•

The leadership structure of our Board consists of a Chair (who is also our Chief Executive Officer), a Lead Director (who leads the meetings of our independent Directors held in January, April and July of each year), and strong Board Committee chairs.

•

At our 2024 Annual Meeting of Stockholders, our stockholders approved the Certificate Amendment to declassify our Board, and beginning with this year’s Annual Meeting, all of our Directors will be elected on an annual basis.

•

We maintain a majority voting policy for the election of Directors in uncontested elections, and require an offer to resign by any incumbent Director who does not receive more votes “for” election than “withheld.”

•	The Compensation Committee is composed solely of independent Directors who have established methods to communicate with stockholders regarding their executive compensation ideas and concerns.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•

We maintain stock ownership guidelines for our named executive officers and Directors, each of whom either satisfied the applicable ownership guidelines as of May 31, 2026 or is within the grace period for achieving such ownership thresholds.

•	Our insider trading policy prohibits short sales, pledging and hedging transactions of shares of our Common Stock by Directors, officers and employees.

•	Use of performance-based compensation arrangements, including performance-based equity awards, that use a variety of performance measures.

•	We maintain incentive-based compensation clawback policies, which apply to the Company’s executive officers.

•	Both our 2014 Omnibus Plan and our 2024 Omnibus Plan prohibit the repricing of stock options or stock appreciation rights without stockholder approval.

•	Both our 2014 Omnibus Plan and our 2024 Omnibus Plan provide double-trigger vesting provisions for long-term equity awards in the event of a change in control of the Company.

Consideration of Last Year’s Say-on-Pay Vote

Following our Annual Meeting of Stockholders in October 2025, the Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the fiscal 2025 compensation actions and decisions for Mr. Sullivan and the other named executive officers. Ninety-two percent (92%) of the votes cast on the Say-on-Pay proposal last year were voted in support of the compensation of our named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narratives in last year’s Proxy Statement.

The Compensation Committee will continue to consider results from future stockholder advisory votes, as well as input from its stockholders between meetings, in its ongoing evaluation of the Company’s executive compensation programs and practices.

34 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Opportunity for Stockholder Feedback

The Compensation Committee carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under the heading “Communications with the Board of Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the named executive officers provides stockholders with an opportunity to communicate their views on our executive compensation program.

You should read this Compensation Discussion and Analysis in conjunction with the advisory vote that we are conducting on the compensation of the named executive officers (see “Proposal Two – Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is performance-based in that our executive officers should be well compensated for achieving strong operating and financial results that contribute to enhanced stockholder value. We engage in a rigorous process intended to provide our executive officers a fair level of compensation that reflects RPM’s operating and financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers near the market median for a relevant group of similarly sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when our performance levels exceed our annual business goals. Our primary compensation goals are to retain key leaders, reward good past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists solely of independent Directors who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Role of Executives in Determining Compensation

Our Chief Executive Officer, together with the Compensation Committee, reviews assessments of executive compensation practices at least annually against our defined Comparative Framework. These assessments involve the gathering of compensation data, such as base salary, cash incentive and equity awards for similarly situated officers at companies within our Compensation Peer Group.

Comparative Framework

We evaluate the competitiveness of our executive compensation programs on an annual basis. In 2026, the Compensation Committee engaged the professional compensation consulting firm of Willis Towers Watson to conduct a compensation benchmark study. Willis Towers Watson reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the specialty chemicals industry and other related industries which fall within a reasonable size range (in terms of revenues) and operate businesses similar to that of the Company. This compensation peer group (the “Compensation Peer Group”) is reviewed annually. The Compensation Committee added Owens Corning to the Compensation Peer Group for 2026. Various factors are considered when determining the Compensation Peer Group including industry, organizational complexity, revenue size, like talent market, investor profile and whether the organization also lists the

2026 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

Company as a peer. The Compensation Peer Group companies included in Willis Towers Watson’s 2026 compensation benchmark study were:

Albemarle Corporation	Avient Corporation	Axalta Coating Systems Ltd.	Cabot Corporation

Carlisle Companies Incorporated	Celanese Corporation	Eastman Chemical Company	H.B. Fuller Company

Huntsman Corporation	Masco Corporation	Olin Corporation	Owens Corning

PPG Industries Inc.	The Chemours Company	The Scotts Miracle-Gro Company	The Sherwin-Williams Company

Westlake Corporation

Willis Towers Watson reviewed proxy statement data for each of our Compensation Peer Group companies and summarized the data as a reference point for the Compensation Committee. Willis Towers Watson also reviewed published survey data from the 2025 WTW General Industry Executive Compensation Survey Report to determine competitive pay levels for the executives for the following elements of compensation: base salary, target total cash compensation (the sum of salary and incentive compensation), long-term incentives, and target total direct compensation (the sum of base salary, target annual incentive compensation and long-term incentives).

Specifically with regard to our Chief Executive Officer, Willis Towers Watson found that compared to the Compensation Peer Group, his base salary was below the market median, and his target total cash compensation was below the market median. Long-term incentives for our Chief Executive Officer were above the market median. Overall, our Chief Executive Officer’s target total direct compensation was above the 50th percentile with a significant portion of his compensation dependent on performance.

As detailed in the pie charts above, Willis Towers Watson evaluated the targeted pay mix of our Chief Executive Officer and other executives and determined that our compensation was weighted more toward long-term incentives than is typical of the Compensation Peer Group.

Elements of Compensation

Our named executive officer compensation program for fiscal 2026 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Performance-based equity incentives, including restricted stock.

36 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). Maintaining this pay mix is intended to result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with Compensation Peer Group levels based on relative company performance.

Elements of Our Named Executive Officer Compensation Program for Fiscal 2026

Type of Pay	Compensation Component	Key Characteristics	Purpose
Fixed	Base Salary	Fixed compensation, reviewed and adjusted annually if and when appropriate	Compensate named executive officers fairly for the responsibility level of the position held
	Health and Retirement Plans	Fixed compensation	Intended to provide benefits that promote employee health and support employees in attaining financial security
	Perks and Other Personal Benefits	Fixed compensation	Intended to provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers
	Post-Employment Compensation and Change in Control	Fixed compensation	Intended to provide temporary income following a named executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management
Equity Compensation — Supplemental Executive Retirement Plan (SERP) Restricted Stock

Fixed compensation awarded under the 2024 Omnibus Plan (the number of shares of Common Stock is determined formulaically and is dependent upon compensation, the stock price, the pension formula and actuarial assumptions)

Provides stock-based supplemental retirement benefits to named executive officers whose retirement plan benefits may be limited under applicable law
Variable	Annual Cash Incentive Compensation	Variable, performance-based compensation, awarded under the Incentive Compensation Plan	Motivate and reward named executive officers for achieving annual business objectives based on Company performance and individual achievements
	Equity Compensation — Performance Earned Restricted Stock (PERS)	Variable, performance-based compensation, awarded under the 2024 Omnibus Plan (annual performance period)

Motivate and reward named executive officers for achieving annual business objectives; the threshold, target and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year; PERS are single-year performance awards

	Equity Compensation — Performance Stock Units (PSUs)	Variable, performance-based compensation, awarded under the 2024 Omnibus Plan (three-year performance period)	Motivate and reward named executive officers for achieving long-term, multi-year business objectives
	Equity Compensation — Stock Appreciation Rights (SARs)	Variable, awarded under the 2024 Omnibus Plan	Motivate and reward named executive officers for achieving long-term business objectives by tying incentives to the performance of our Common Stock

2026 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

Key Financial Performance Metrics Linked to Determining Compensation for Fiscal 2026

Performance Metric	Why it is Important to Us

Sales/Revenue Growth	Growth at or above market is indicative of innovation, level of service and cost competitiveness, all of which are critical to success in the marketplace.

Adjusted EBIT Margin %	This metric is indicative of relative perceived value with higher relative margin implying higher value added in the marketplace. Additionally, increased margin expansion generates increased cash flow from the same amount of revenue.

Working Capital as a % of Sales	Working Capital is the largest controllable asset on the Company’s balance sheet. Improvement in this metric drives meaningful improvement in cash generation.

Gross Profit Margin	Gross profit measures profit after accounting for cost of goods sold and can help measure business efficiencies.

Selling, General and Administrative Expenses	Discipline regarding indirect costs directly impacts efficiency and profitability.

Together, the five key financial performance metrics (“Key Financial Performance Metrics”) described above, when improving, generate significant value for the Company’s stockholders and are aligned with the Company’s goals.

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and are reviewed compared to applicable benchmarks. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies. In July 2026, the Compensation Committee approved increases to the base salaries of each of the continuing named executive officers. This recommendation was based upon an analysis of various factors, including:

•	benchmarks versus the Compensation Peer Group;

•	economic conditions; and

•	overall financial performance of the Company, with a focus on the Key Financial Performance Metrics set forth in the preceding table.

For fiscal 2027, the continuing named executive officers each received increases to their base salaries due to Company performance as well as base salaries for all named executive officers being below the 50th percentile of base salaries in the Compensation Peer Group. Mr. Dennsteadt’s increase is also reflective of his promotion to President and Chief Executive Officer.

	Continuing Named Executive Officer Base Salary Amounts

	Fiscal 2027		Fiscal 2026	Fiscal 2025

Frank C. Sullivan	$1,200,000		$1,135,000	$1,100,000

David C. Dennsteadt	$700,000		$615,000	$—

Russell L. Gordon	$645,000		$625,000	$595,000

Janeen B. Kastner	$490,000		$475,000	$460,000

Timothy R. Kinser	$—	(1)	$465,000	450,000

(1)	Mr. Kinser resigned as an executive officer at end of fiscal 2026 in preparation for his retirement, which is anticipated to occur during fiscal 2027.

38 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Compensation

For fiscal 2026, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. Annual cash incentive compensation criteria for fiscal 2026 were set in July 2025 and included gross profit margin percentage improvement and sales growth both relative to the prior year as well as across industry peers, selling, general and administrative expense (“SG&A”) reduction, and level of progress related to various Company objectives including working capital percentage improvement and various internal programs related to efficiency in administration, manufacturing and digital efforts. Additionally, each executive officer had individual goals set that were related to their specific areas of responsibility. All named executive officers participated in the fiscal 2026 incentives. The amount of cash incentive compensation earned by our named executive officers in fiscal 2026 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2026.

For fiscal 2026, the Compensation Committee established that the Incentive Compensation Plan (“Incentive Plan”) in place for fiscal 2026 would provide for an aggregate cash incentive compensation award pool of 1.5% of the Company’s pre-tax income for fiscal 2026 (the “award pool”), to be awarded to each of the named executive officers in respect of the Company’s performance for the fiscal year ending May 31, 2026 as follows: Mr. Sullivan, 40%; Mr. Dennsteadt, 15%; Mr. Gordon, 15%; Ms. Kastner, 15%; and Mr. Kinser, 15%. The Compensation Committee determined that cash incentives paid would range from zero to 200% of salary with a target of 125% for Mr. Sullivan; and from zero to 150% of salary with a target of 100% for Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2026, the Company’s pre-tax income as defined in the Incentive Plan was $936.0 million, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $14.0 million. After a review of the annual cash incentive compensation criteria that were set for fiscal 2026, the Compensation Committee awarded cash incentives totaling $4.319 million to the named executive officers, which was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The cash incentive compensation paid to the named executive officers equaled approximately 130% of their salaries for fiscal 2026 or 120% of target bonus level.

The Compensation Committee also determined that for fiscal 2027 the cash incentive compensation paid will range from zero to 200% of salary with a target of 150% of salary for Mr. Sullivan, and from zero to 150% of salary with a target of 100% of salary for the other continuing named executive officers.

As disclosed herein, the Incentive Plan in place for fiscal 2026 provided for an aggregate cash incentive compensation award pool of approximately $14.0 million. The maximum portion of the award pool, subject to the limitations of the Incentive Plan, that each named executive officer could be awarded was: Mr. Sullivan – 40% or $5,616,000; each of Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner – 15% or $2,106,000. However, the Compensation Committee set a maximum award of 150% of the named executive officer’s base salary as a limit, with a target award of 100% of the named executive officer’s base salary, with the exception of Mr. Sullivan, whose maximum award was set at 200% of his base salary, with a target award of 125% of his base salary. Furthermore, the Incentive Plan limits the maximum award to any individual to $2,000,000. As a result, the maximum award that could be earned by each named executive officer was: Mr. Sullivan – $2,000,000; Mr. Dennsteadt – $922,500; Mr. Gordon – $937,500; Ms. Kastner – $712,500; and Mr. Kinser – $697,500. The actual awards were as follows: Mr. Sullivan – $1,703,000; Mr. Dennsteadt – $738,000; Mr. Gordon – $750,000; Ms. Kastner – $570,000; and Mr. Kinser – $558,000.

2026 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS

Review of Annual Incentive Compensation

FRANK C. SULLIVAN
$2,000,000
$2,270,000
$1,418,750
$1,703,000
Maximum under Award Pool
Maximum imposed by Compensation Committee (200% Base)
Target (125% Base)
Actual (150% Base)

DAVID C. DENNSTEADT

$2,000,000
$922,500
$615,000
$738,000
Maximum under Award Pool
Maximum imposed by Compensation Committee (150% Base)
Target (100% Base)
Actual (120% Base)

RUSSELL L. GORDON
$2,000,000
$937,500
$625,000
$750,000
Maximum under Award Pool
Maximum imposed by Compensation Committee (150% Base)
Target (100% Base)
Actual (120% Base)

JANEEN B. KASTNER

$2,000,000
$712,500
$475,000
$570,000
Maximum under Award Pool
Maximum imposed by Compensation Committee (150% Base)
Target (100% Base)
Actual (120% Base)

TIMOTHY R. KINSER
$2,000,000
$697,500
$465,000
$558,000
Maximum under Award Pool
Maximum imposed by Compensation Committee (150% Base)
Target (100% Base)
Actual (120% Base)

Actual incentive compensation awards for fiscal 2026 were determined for the named executive officers as follows:

•

Gross Profit Margin Improvement – A threshold of 25% of his or her target award could be earned for gross profit margin improvement relative to prior year and industry peers; a target of 50% of his or her target award could be earned based on achievement of gross profit margin of 41.8%; and a maximum of 62.5% of his or her target award could be earned based on achievement of gross profit margin of 42.2%. Gross profit margin percentage improved from 41.5% in fiscal 2025 to 41.6% in fiscal 2026. As a result, the Compensation Committee elected to award 25% of the each named executive officer’s target award for this metric;

•

Sales Growth Improvement – Up to 50% of his or her target award could be earned related to sales growth improvement relative to prior year and industry peers. The Company’s sales growth was 6.7% for fiscal 2026 in a low growth environment. As a result, the Compensation Committee elected to award 50% of each named executive officer’s target award for this metric;

40 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

Achievement of Company Initiatives and Individual Goals – Up to 25% of his or her target award could be earned relating to progress toward corporate objectives related to improving various efficiencies and development of a new long-term strategic plan and achievement of individually assigned goals based on areas of responsibility. For fiscal 2026, the Company made significant progress toward these goals. Each of the named executive officers contributed to these initiatives, as well as other prescribed goals and initiatives. As a result, the Compensation Committee elected to award 20% of each named executive officer’s target award;

•

Selling, General and Administrative Expense (“SG&A”) – Up to 25% of his or her target award could be earned relating to reduction of SG&A as it related to prior year and peer competitors. However, adjusted SG&A percentage increased from fiscal 2025 to fiscal 2026. As a result, the Compensation Committee elected to award 0% of the each named executive officer’s target award for this metric; and

•

Compensation Committee Discretion – Up to 25% of his or her target award could be earned based at the Compensation Committee’s discretion related to items outside of the standard bonus criteria. The Compensation Committee elected to award 25% of each named executive officer’s target award based on the Company’s performance versus that of its peers.

As a result, Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner were awarded incentive compensation equal to approximately 150%, 120%, 120%, 120% and 120% of their respective base salaries (or 120% of their target awards).

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2024 Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. After reviewing executive compensation practices against our defined Comparative Framework, including reviewing equity awards for similarly situated officers at companies in our Compensation Peer Group, our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and the other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation, the value of similar incentive awards to chief executive officers in our Compensation Peer Group.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business goals and the value of similar incentive awards to executive officers of our Compensation Peer Group, with a significant amount of emphasis placed on the compensation recommendations of our Chief Executive Officer. The Compensation Committee must approve any recommended equity grants before they can be made. The Compensation Committee may, in its sole discretion, appropriately adjust performance targets for such equity grants or the manner in which performance will be measured against performance targets for such equity grants based upon the occurrence of a qualifying event, as provided by the 2024 Omnibus Plan and selected by the Compensation Committee in its sole discretion, that occurs during the performance period.

The Compensation Committee uses the various equity incentive awards available to it under the 2024 Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders; and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of restricted stock and stock-settled stock appreciation rights. SARs are awarded based on a percentage of the overall equity compensation target. The value of SARs is directly determined by the stock price, and the value of the grant is zero unless the stock price increases over the grant date price.

Performance Earned Restricted Stock (PERS). The Compensation Committee currently awards Performance Earned Restricted Stock, or PERS, under the 2024 Omnibus Plan. The threshold, target and maximum number of and performance goals for the award of PERS for a given fiscal year are set early in that year. The determination of whether and to what extent the PERS have been earned for a fiscal year is made at the July meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. With respect to fiscal 2026, the maximum number and performance goals were set by the Compensation Committee early in fiscal 2026 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in July 2026.

2026 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

For fiscal 2026, pursuant to the 2024 Omnibus Plan, the Compensation Committee approved a contingent target award of PERS to the named executive officers of 28,100 shares to be based upon the level of attainment of the fiscal 2026 performance goals for EBIT margin (weighted at 50%) and Working Capital Ratio (weighted at 50%). Based on the criteria outlined and as shown in the following table, the Compensation Committee determined that 12,500 PERS would be awarded to the named executive officers, which is 44.4% of target.

Performance Goal	Weight	Minimum 25% of Target(1)	Threshold 50% of Target	Target 100%	Maximum 125% of Target	Results	Achieved % of Target Vesting

EBIT Margin	50%	Committee Discretion	13.2%	14.0%	15.3%	13.0%	25.0%

Working Capital Ratio	50%	Committee Discretion	22.5%	20.7%	19.8%	22.1%	63.9%

Results between levels are interpolated						Total Vested	44.4%

(1)

In July 2025, the Compensation Committee provided that, at the Compensation Committee’s sole discretion, it could award up to 25% of the Target Award (“Time Vested Shares”). The Committee believes that the ability to award Time Vested Shares is an important retention vehicle related to the named executive officers.

Stock Appreciation Rights (SARs). In July 2025, pursuant to the 2024 Omnibus Plan, the Compensation Committee awarded SARs totaling 207,900 to the named executive officers. The SARs awards granted to the named executive officers are set forth in the Grants of Plan-Based Awards for Fiscal 2026 table. The value of SARs is one component of the named executive officers’ long-term incentive compensation intended to maintain such compensation competitive with the market median.

Supplemental Executive Retirement Plan (SERP) Restricted Stock. SERP Restricted Stock was established to provide for supplemental retirement benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2025, the Compensation Committee awarded 5,295 shares of restricted stock to the named executive officers under the 2024 Omnibus Plan. SERP awards are granted annually. The number of shares is determined formulaically and is dependent upon compensation, the stock price, the pension formula and actuarial assumptions. A zero grant in any year indicates that the participant’s benefit is fully funded based on that year’s calculation. Each of the named executive officers participates in the SERP.

Performance Stock Units (PSUs). In July 2025, the Compensation Committee approved contingent awards of PSUs to Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner, at a total target level of 70,100 shares with a maximum possible award of up to 140,200 shares. The target for each named executive officer is disclosed in the Fiscal 2026 Grants of Plan-Based Awards table. Awarded pursuant to the 2024 Omnibus Plan, the purpose of the PSU awards is to provide an added incentive to key officers to improve the long-term performance of the Company.

The PSU awards were made contingent upon the level of attainment of performance goals for the three-year performance period from June 1, 2025 ending May 31, 2028. The threshold, target and maximum performance levels for the fiscal 2026 PSU awards are shown in the following table:

Performance Goal	Weight	Threshold 50% of Target	Target 100%	Maximum 200% of Target

Adjusted EBIT Margin(1)	50%	13%	14%	15%

Adjusted Revenue Growth(2)	50%	2%	4%	6%
(1) Measured at the end of the three-year performance period. (2) Measured based on three-year compound annualized growth rate.

42 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets the performance goals related to the PSU awards at target levels it believes to be achievable when set but would require the Company to meaningfully grow earnings and revenues. PSU awards are expected to be granted annually for successive three-year performance periods.
At its meeting in July 2026, the Committee determined the extent to which the PSUs granted for the performance period from June 1, 2024 to May 31, 2026 had vested. The following table shows the result:

Performance Goal	Weight	Threshold	Target	Maximum	Results	% of Target Vesting

Adjusted EBIT Margin (1)	50%	14.0%	16.0%	18.0%	13.3%	0%

Adjusted Revenue Growth (2)	50%	3.0%	5.0%	7.0%	2.7%	0%

Results Between Levels are Interpolated					Total Vested	0%
(1) Measured at the end of the three-year performance period. (2) Measured based on three-year compound annualized growth rate.
Accordingly, each recipient earned 0% of such recipient’s PSU award, and forfeited 100% of such PSU award.
While the earning of PERS and the vesting of PSUs are both partially based on EBIT margin, it is important to note that the metrics and the performance periods are different, so the named executive officers are not being paid for the same performance twice. Receiving PERS does not guarantee vesting in PSUs and vice versa. Using this key metric in both types of equity awards supports RPM’s philosophy to drive results by tying its most important areas of performance to its compensation payouts.
Timing of Equity Grants
Equity grants to the named executive officers are generally made in July at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Meetings of the Compensation Committee in July of each year are scheduled to occur at least four business days before the anticipated release date of the Company’s annual results, but otherwise scheduling decisions are made without regard to major announcements by the Company.
Minimum Stock Ownership Guidelines
The Company adopted minimum stock ownership guidelines for its named executive officers and Directors in July 2012, and most recently updated the minimum stock ownership guidelines for its named executive officers in October 2022. Under the updated stock ownership guidelines, the named executive officers are required to maintain the following minimum equity stakes in the Company:

•	for the Company’s Chief Executive Officer, Common Stock equivalent to seven times annual base salary; and

•	for other named executive officers of the Company, Common Stock equivalent to five times annual base salary.
Executives are expected to achieve targets within five years of the date of assuming their positions. Each of the Company’s named executive officers met the minimum stock ownership guidelines as of May 31, 2026 or is within the grace period provided by the stock ownership guidelines to achieve compliance.
Employment Agreements and Related Arrangements
We are a party to the following employment agreements with our continuing named executive officers:

•
Frank C. Sullivan
. Pursuant to an employment agreement whereby Mr. Sullivan serves as our Chair and Chief Executive Officer, Mr. Sullivan is entitled to an annual base salary of not less than $1,200,000 effective as of June 1, 2026.

•
David C. Dennsteadt
. Pursuant to an employment agreement whereby Mr. Dennsteadt was promoted to President and Chief Operating Officer effective July 17, 2026, Mr. Dennsteadt is entitled to an annual base salary of not less than $700,000 effective as of June 1, 2026.

•
Russell L. Gordon
. Pursuant to an employment agreement whereby Mr. Gordon serves as our Vice President and Chief Financial Officer, Mr. Gordon is entitled to an annual base salary of not less than $645,000 effective as of June 1, 2026.

2026 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS

•
Janeen B. Kastner.
Pursuant to an employment agreement whereby Ms. Kastner serves as our Vice President – Corporate Benefits and Risk Management, Ms. Kastner is entitled to an annual base salary of not less than $490,000 effective as of June 1, 2026.

Pursuant to the employment agreements, each of our named executive officers serves for a term ending on the last day of our current fiscal year, which is automatically extended for additional one-year
periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of our named executive officers has been extended to May 31, 2027. Each of our named executive officers is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Our named executive officers are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of our named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of a full-sized
automobile.
See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.
New Form of Employment Agreement
In fiscal 2015, the Compensation Committee approved a new form of employment agreement that has been used for new employment agreements entered into with our executives since fiscal 2015. Mr. Dennsteadt’s and Mr. Kinser’s employment agreements are based on this new form. The new form of employment agreement generally follows the current employment agreements with our other named executive officers, except that the new form of employment agreement removes a provision that accelerates equity awards upon a change in control. Instead, any outstanding equity awards will be subject to the terms of their respective plans and award agreements (for example, equity awards granted under the 2014 Omnibus Plan and 2024 Omnibus Plan will follow the double-trigger vesting provisions set forth in each of those plans). Further, the new form of employment agreement does not provide for a tax gross-up
for excise taxes triggered under Section 280G of the Internal Revenue Code, but instead includes a
“best-net
alternative” provision, under which the executive would receive the greater of the total parachute payments, after taxes (including the excise tax) have been paid, or reduced parachute payments equal to the highest amount that may be paid without triggering the excise tax under Section 280G. The definitions of “change in control” and “good reason” were also revised to match the definitions for such terms used in the 2014 Omnibus Plan and subsequently in the 2024 Omnibus Plan.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company maintains an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of the Company’s Common Stock and other securities by our Directors, executive officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on
Form 10-K.
Policies on Clawback of Executive Compensation
In 2012, the Board of Directors adopted a policy regarding the clawback of executive compensation (the “Clawback Policy”). If, as the result of the gross negligence or willful misconduct of any executive officer of the Company, the Company is required to restate all or a portion of its financial statements, the Board of Directors will, to the extent permitted by governing law, require reimbursement of any bonus or incentive compensation awarded to such executive officer or effect the cancellation of unvested restricted or deferred stock awards or stock appreciation rights previously granted to the executive officer if:

•	the amount of the bonus, incentive compensation or stock award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement,

•
the amount of the bonus, incentive compensation or stock award that would have been awarded to the executive officer had the financial results been properly reported would have been lower than the amount actually awarded, and

•	it is reasonable to do so (e.g., the expense of recovering the compensation does not exceed the amount recovered).

44 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to continuing to maintain the Clawback Policy, in October 2023 the Board of Directors adopted the RPM International Inc. Incentive-Based Compensation Clawback Policy (the “NYSE Clawback Policy”) in accordance with NYSE listing standards adopted in 2023. The NYSE Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an Accounting Restatement (as defined in the NYSE Clawback Policy). The NYSE Clawback Policy has been filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K.

Post-Employment Compensation and Change in Control

Each of the employment agreements with Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances. We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.”

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all our U.S. employees, including our named executive officers. In fiscal 2026, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, unless they elect to make their contributions on an after-tax basis, named executive officers are not taxed on their contributions to the 401(k) retirement savings plan or earnings on those contributions until they receive distributions from the 401(k) retirement savings plan, and all RPM contributions are tax deductible by us when made.

During fiscal 2026 we provided the use of cars to our named executive officers. Also during fiscal 2026, we made financial and estate planning services available to Mr. Sullivan, and we paid executive life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2026.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2026.”

2026 Proxy Statement 45

COMPENSATION DISCUSSION AND ANALYSIS

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2026 Annual Meeting of Stockholders.

Compensation Committee

Robert A. Livingston, Chair

Thomas C. Gentile, III

Christopher L. Mapes

William B. Summers, Jr.

Elizabeth F. Whited

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements that may affect executive officers and other employees. Our compensation programs reward outstanding performance by our operating companies, and do not encourage excessive risk taking on the part of our executive officers and employees. Further, elements of our compensation programs, including our minimum stock ownership guidelines, our clawback policies and the three-year performance period structure of our PSU awards, help mitigate compensation-related risk. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.

46 2026 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our other named executive officers for fiscal 2026 and, where applicable, fiscal 2025 and fiscal 2024.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(3) (e)	Option Awards ($)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)

Frank C. Sullivan Chair and Chief Executive Officer	2026	1,135,000	0	5,194,543	2,665,673	1,703,000	141,823	293,629	11,133,668
	2025	1,100,000	0	5,494,521	2,653,418	1,513,000	127,717	269,469	11,158,125
	2024	1,065,000	0	5,742,634	3,029,040	1,580,000	75,246	250,544	11,742,464

David C. Dennsteadt President and Chief Operating Officer	2026	615,000	0	1,227,952	2,013,215	738,000	80,268	38,393	4,712,828

Russell L. Gordon Vice President and Chief Financial Officer	2026	625,000	0	1,197,650	543,715	750,000	87,017	72,344	3,275,726
	2025	595,000	0	1,049,574	439,638	655,000	77,959	66,982	2,884,153
	2024	575,000	0	1,096,494	500,032	685,000	67,366	67,355	2,991,247

Janeen B. Kastner Vice President – Corporate Benefits and Risk Management	2026	475,000	0	1,024,182	443,789	570,000	128,113	60,019	2,701,103
	2025	460,000	0	1,064,314	439,638	508,000	73,485	64,540	2,609,977
	2024	445,000	0	1,107,528	500,032	530,000	62,158	54,106	2,698,824

Timothy R. Kinser Vice President – Operations	2025	465,000	0	981,605	443,789	558,000	113,505	38,819	2,600,718
	2025	450,000	0	1,005,927	439,638	503,000	78,299	34,379	2,511,243
	2024	420,000	0	1,046,934	500,032	525,000	56,490	30,975	2,579,431

(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock and SARs set forth in these columns is equal to the fair market value as of the date of the respective grant.

(3)

The Grants of Plan-Based Awards for Fiscal 2026 table sets forth the aggregate grant date fair value of the restricted stock granted during fiscal 2026 computed in accordance with ASC 718. Shares of restricted stock are subject to risk of forfeiture.

2026 Stock Awards include PSU grants for each named executive officer. Such grants assume the target amount of PSUs is awarded, although the grants are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2025 ending May 31, 2028. If the maximum amount of PSUs is awarded for each named executive officer, the grant date fair value of such awards would be as follows: for Mr. Sullivan, $8,913,554; for Messrs. Dennsteadt and Gordon, $1,813,676, and for Mr. Kinser and Ms. Kastner, $1,481,906.

(4)

The amounts set forth in this column were earned during fiscal 2026 and paid in July 2026, earned during fiscal 2025 and paid in July 2025 and earned during fiscal 2024 and paid in July 2024 for 2026, 2025 and 2024, respectively, under our Incentive Plan.

(5)

The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under the RPM International Inc. Retirement Plan (the “Retirement Plan”). During 2026, 2025 and 2024, there were no above-market or preferential earnings on nonqualified deferred compensation. The increase in present values is due to the increase in accrued benefit from the prior year, the discounting time period, a decrease in discount rate and a decrease in short-term lump sum interest rates.

(6)

All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, financial/estate planning, periodic executive physical examinations and charitable matching programs. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2026, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: life insurance premiums: Mr. Sullivan $233,416 and Mr. Gordon $31,843; and leased automobile: Mr. Sullivan $25,848. Life insurance coverage amounts have not changed for these named executive officers. However, as each named executive officer ages, life insurance premiums increase.

2026 Proxy Statement 47

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

For fiscal 2026, we estimate that the ratio of the total annual compensation of our Chief Executive Officer ($11,133,668) to the total annual compensation of our median employee ($60,150) is 185:1. We determined our median employee based on total cash and equity compensation paid to our active employees as of March 1, 2026. We included all full time, part time, seasonal and temporary employees, whether employed domestically or overseas, and whether employed directly or by a consolidated subsidiary. Compensation for employees hired during the fiscal year was annualized. Once the median employee was identified, total annual compensation for the employee was calculated using the same methodology used for our named executive officers as set forth in the 2026 Summary Compensation Table above.

Grants of Plan-Based Awards for Fiscal 2026

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Frank C. Sullivan	Incentive Plan Award		1,418,750	2,000,000
	7/15/26 PERS(4)				8,050	16,100	20,125	7,160			737,766
	7/16/25 PSUs(5)							40,300			4,456,777
	7/16/25 SARs(6)								90,700	$110.59	2,665,673

David C. Dennsteadt	7/16/25 SERP Restricted Stock(3)							1,534			169,645
	Incentive Plan Award		615,000	922,500
	7/15/26 PERS(4)				1,650	3,300	4,125	1,470			151,469
	7/16/25 PSUs(5)							8,200			906,838
	7/16/25 SARs(6)								68,500	$110.59	2,013,215

Russell L. Gordon	7/16/25 SERP Restricted Stock(3)							1,260			139,343
	Incentive Plan Award		625,000	937,500
	7/15/26 PERS(4)				1,650	3,300	4,125	1,470			151,469
	7/16/25 PSUs(5)							8,200			906,838
	7/16/25 SARs(6)								18,500	$110.59	543,715

Janeen B. Kastner	7/16/25 SERP Restricted Stock(3)							1,443			159,581
	Incentive Plan Award		475,000	712,500
	7/15/26 PERS(4)				1,350	2,700	3,375	1,200			123,648
	7/16/25 PSUs(5)							6,700			740,953
	7/16/25 SARs(6)								15,100	$110.59	443,789

Timothy R. Kinser	7/16/25 SERP Restricted Stock(3)							1,058			117,004
	Incentive Plan Award		465,000	697,500
	7/15/26 PERS(4)				1,350	2,700	3,375	1,200			123,648
	7/16/25 PSUs(5)							6,700			740,953
	7/16/25 SARs(6)								15,100	$110.59	443,789

(1)

These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2026 based on the goals set in early fiscal 2026. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)

The values included in this column represent the grant date fair value of restricted stock computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note J of the Notes to Consolidated Financial Statements of our 2026 Annual Report on Form 10-K.

48 2026 Proxy Statement

EXECUTIVE COMPENSATION

(3)

Shares of SERP restricted stock awarded under the 2024 Omnibus Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)

PERS for which the threshold, target and maximum number of shares and performance goals with respect to fiscal 2026 were determined in early fiscal 2026 and are disclosed herein pursuant to Commission rules. Columns (i) and (l) show PERS actually awarded (number and value, respectively).

(5)

PSU awards were made pursuant to the 2024 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2025 ending May 31, 2028. The determination of whether and to what extent the PSU awards are achieved for such period will be made following the close of fiscal year 2028. The amounts set forth in columns (i) and (l) assume the target amount of PSUs is awarded.

(6)	SARs granted pursuant to the 2024 Omnibus Plan. These SARs vest in four equal installments, beginning July 16, 2026.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary. Salaries paid to our named executive officers pursuant to their employment arrangements with us are set forth in the Summary Compensation Table. For fiscal 2026, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (10%), Mr. Dennsteadt (13%), Mr. Gordon (19%), Ms. Kastner (18%) and Mr. Kinser (18%). For fiscal 2025, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (10%), Mr. Gordon (21%), Ms. Kastner (18%) and Mr. Kinser (18%). For fiscal 2024, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (9%), Mr. Gordon (19%), Ms. Kastner (16%) and Mr. Kinser (16%).

Bonus. No bonuses were awarded to our named executive officers during fiscal 2026, fiscal 2025 or fiscal 2024, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2026” table consist of restricted stock and performance earned restricted stock grants. Each of these grants is described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation.”

The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Option Awards. Pursuant to our 2024 Omnibus Plan, we award stock appreciation rights, or SARs, to our named executive officers. SARs were granted in July 2025 and are attributable to fiscal 2026 compensation for each of the named executive officers. SARs grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Appreciation Rights (SARs).” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings. For each measurement date shown, the accrued benefit was determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in the Retirement Plan – 65 years with five years of participation or the measurement date, if later. For 2024, 2025 and 2026, it was assumed that 7.5% will be paid a life annuity, 7.5% will be paid a 100% joint and survivor annuity and 85% will be paid a lump sum.

For calculations in the form of a life annuity:

•

As of May 31, 2024, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021, and the interest rate used to determine the present values was 5.58%.

•

As of May 31, 2025, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021, and the interest rate used to determine the present values was 5.65%.

•

As of May 31, 2026, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021. The interest rate used to determine the present values was 5.55%.

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EXECUTIVE COMPENSATION

For calculations in the form of a 100% joint and survivor annuity, the interest rate used in the conversion was 7.00%, based on the plan’s definition of actuarial equivalence. Spouses of male participants are assumed to be two years younger, and the spouses of female participants are assumed to be two years older:

•

As of May 31, 2024, the mortality table used was the applicable mortality table outline in IRC Section 417(e) projected to 2032 using Scale MP-2021, and the interest rate used to determine the present values was 5.58%.

•

As of May 31, 2025, the mortality table used to convert the single life annuity to a 100% joint and survivor annuity was the applicable mortality table outlined in IRC Section 417(e) projected to 2033 using Scale MP-2021. The interest rate used to determine the present values was 5.65% and the mortality used to determine the present values was the same as that of the life annuity.

•

As of May 31, 2026, the mortality table used to convert the single life annuity to a 100% joint and survivor annuity was the applicable mortality table outlined in IRC Section 417(e) projected to 2034 using Scale MP-2021. The interest rate used to determine the present values was 5.55% and the mortality used to determine the present values was the same as that of the life annuity.

For calculations under the plan in the form of a lump sum:

•

As of May 31, 2024, the mortality table used was the applicable mortality table outlined in Internal Revenue Code Section 417(e) projected to 2032 using scale MP-2021. The interest rates used to determine the present values at normal retirement date were the April 2024 segment rates (5.24% for the first five years, 5.48% for the next 15 years and 5.61% thereafter) phased in over five years to the long term expected lump sum segment rates (3.55% for the first five years, 4.07% for the next 15 years, and 4.37% thereafter). The lump sum present value was then discounted back to May 31, 2024 using 5.58%.

•

As of May 31, 2025, the mortality table used was the applicable mortality table outlined in IRC Section 417(e) projected to 2033 using Scale MP-2021. The interest rates used to determine the present values at normal retirement date were the April 2025 segment rates (4.51% for the first five years, 5.49% for the next 15 years, and 6.07% thereafter) phased in over five years to the long term expected lump sum segment rates (4.05% for the first five years, 4.57% for the next 15 years, and 4.87% thereafter). The lump sum present value was then discounted back to May 31, 2025 using 5.65%.

•

As of May 31, 2026, the mortality table used was the applicable mortality table outlined in IRC Section 417(e) projected to 2034 using Scale MP-2021. The interest rates used to determine the present values at normal retirement date were the April 2026 segment rates (4.27% for the first five years, 5.34% for the next 15 years, and 6.22% thereafter) phased in over five years to the long term expected lump sum segment rates (4.05% for the first five years, 4.57% for the next 15 years, and 4.87% thereafter). The lump sum present value was then discounted back to May 31, 2026 using 5.55%.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (6) of the table. These benefits include those discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”

Employment Agreements and Related Arrangements. Each named executive officer is employed under an employment agreement. The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis – Employment Agreements and Related Arrangements” and “Other Potential Post-Employment Compensation.”

Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

50 2026 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End for 2026

The following table provides information on the holdings of SARs and restricted stock by the named executive officers at May 31, 2026.

	Option Awards						Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)

Frank C. Sullivan

PERS							27,210	(4)	2,883,444

PERS										20,125	(5)	2,132,646	(5)

PSUs										261,400	(6)	27,700,558	(6)

SARs	200,000	0			62.1700	7/18/2029
	200,000	0			78.4900	7/22/2030
	200,000	0			86.9300	7/21/2031
	150,000	50,000	(7)		81.0100	7/18/2032
	63,000	63,000	(8)		93.5100	7/19/2033
	21,275	63,825	(9)		114.2600	7/18/2034
	0	90,700	(10)		110.5900	7/16/2035

David C. Dennsteadt

SERP							15,508	(11)	1,643,383

PERS							9,600	(12)	1,017,312

PERS										4,125	(5)	437,126	(5)

PSUs										49,800	(6)	5,277,306	(6)

SARs	20,000	0			78.4900	7/22/2030
	20,000	0			86.9300	7/21/2031
	15,000	5,000	(7)		81.0100	7/18/2032
	11,550	11,550	(8)		93.5100	7/19/2033
	3,925	11,775	(9)		114.2600	7/18/2034
	0	68,500	(10)		110.5900	7/16/2035

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EXECUTIVE COMPENSATION

	Option Awards						Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)

Russell L. Gordon

SERP							5,669	(13)	600,744

PERS							5,540	(14)	587,074

PERS										4,125	(5)	437,126	(5)

PSUs										46,400	(6)	4,917,008	(6)

SARs	30,000	0			55.1900	7/17/2027
	30,000	0			60.0100	7/16/2028
	20,000	0			62.1700	7/18/2029
	20,000	0			78.4900	7/22/2030
	20,000	0			86.9300	7/21/2031
	15,000	5,000	(7)		81.0100	7/18/2032
	10,400	10,400	(8)		93.5100	7/19/2033
	3,525	10,575	(9)		114.2600	7/18/2034
	0	18,500	(10)		110.5900	7/16/2035

Janeen B. Kastner

SERP							6,061	(15)	642,284

PERS							5,540	(16)	587,074

PERS										3,375	(5)	357,649	(5)

PSUs										43,400	(6)	4,599,098	(6)

SARs	30,000	0			55.1900	7/17/2027
	30,000	0			60.0100	7/16/2028
	20,000	0			62.1700	7/18/2029
	20,000	0			78.4900	7/22/2030
	20,000	0			86.9300	7/21/2031
	15,000	5,000	(7)		81.0100	7/18/2032
	10,400	10,400	(8)		93.5100	7/19/2033
	3,525	10,575	(9)		114.2600	7/18/2034
	0	15,100	(10)		110.5900	7/16/2035

52 2026 Proxy Statement

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	Option Awards						Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)

Timothy R. Kinser

SERP							3,606	(17)	382,128

PERS							5,540	(18)	587,074

PERS										3,375	(5)	357,649	(5)

PSUs										43,400	(6)	4,599,098	(6)

SARs	15,000	5,000	(7)		81.0100	7/18/2032
	10,400	10,400	(8)		93.5100	7/19/2033
	3,525	10,575	(9)		114.2600	7/18/2034
	0	15,100	(10)		110.5900	7/16/2035

(1)

Market value of Common Stock reported in column (h) was calculated by multiplying $105.97, the closing market price of the Company’s Common Stock on May 29, 2026, the last business day of fiscal 2026, by the number of shares.

(2)	Represents the maximum number of shares that could be paid out.

(3)

Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2026, the last business day of fiscal 2026, by the maximum number of shares that could be paid out.

(4)	These PERS vest according to the following schedule: 10,400 on July 19, 2026, 11,140 on July 18, 2027 and 5,670 on July 16, 2028.

(5)

In early fiscal 2026, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2026. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2026 by the estimated number of shares in column (i).

(6)

The PSU awards were made pursuant to the 2014 Omnibus Plan and 2024 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2023 ending May 31, 2026, the three-year period from June 1, 2024 ending May 31, 2027 and the three-year period from June 1, 2025 ending May 31, 2028. The determination of whether and to what extent the PSU awards are achieved will be made following the close of fiscal year 2026, fiscal year 2027 and fiscal year 2028, respectively. The amounts set forth in columns (i) and (j) assume the maximum amount of PSUs are awarded.

In July 2026, the Compensation Committee determined that 0.0% of the performance goals for the three-year period from June 1, 2023 ending May 31, 2026 were attained. Accordingly, each recipient earned 0.0% of the recipient’s grant and forfeited 100.0% of such grant.

(7)	These SARs become exercisable on July 18, 2026.

(8)	These SARs become exercisable in two equal installments on July 19, 2026 and July 19, 2027.

(9)	These SARs become exercisable in three equal installments on July 18, 2026, July 18, 2027 and July 18, 2028.

(10)	These SARs become exercisable in four equal installments on July 16, 2026, July 16, 2027, July 16, 2028 and July 16, 2029.

(11)

These shares of SERP restricted stock vest on the earliest to occur of (a) the later of either Mr. Dennsteadt’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded. These shares could vest earlier upon the death or disability of Mr. Dennsteadt, upon termination without cause, or upon a change in control of the Company prior to that date.

(12)	These PERS vest according to the following schedule: 5,000 shares on July 19, 2026, 2,340 shares on July 18, 2027 and 2,260 shares on July 16, 2028.

(13)

These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Gordon, upon termination without cause, or upon a change in control of the Company prior to that date.

(14)	These PERS vest according to the following schedule: 2,700 shares on July 19, 2026, 1,870 shares on July 18, 2027 and 970 shares on July 16, 2028.

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EXECUTIVE COMPENSATION

(15)

These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Ms. Kastner, upon termination without cause, or upon a change in control of the Company prior to that date.

(16)	These PERS vest according to the following schedule: 2,700 shares on July 19, 2026, 1,870 shares on July 18, 2027 and 970 shares on July 16, 2028.

(17)

These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Kinser, upon termination without cause, or upon a change in control of the Company prior to those dates.

(18)	These PERS vest according to the following schedule: 2,700 shares on July 19, 2026, 1,870 shares on July 18, 2027 and 970 shares on July 16, 2028.

Option Exercises and Stock Vested during Fiscal 2026

This table provides information for the named executive officers on SAR exercises and restricted stock vesting during fiscal 2026, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Frank C. Sullivan	0	0	1,732	183,540

David C. Dennsteadt	15,000	981,000	2,688	299,524

Russell L. Gordon	30,000	1,581,300	2,197	232,816

Janeen B. Kastner	30,000	1,764,600	1,776	188,203

Timothy R. Kinser	0	0	612	64,854

Pension Benefits for Fiscal 2026

Name (a)	Plan Name (b)	Number of Years Credited Service at Fiscal Year End (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Frank C. Sullivan	RPM International Inc. Retirement Plan	37.3	1,489,274	0

David C. Dennsteadt	RPM International Inc. Retirement Plan	26.7	565,711	0

Russell L. Gordon	RPM International Inc. Retirement Plan	31.3	553,201	431,062	(1)

Janeen B. Kastner	RPM International Inc. Retirement Plan	29.3	956,911	0

Timothy R. Kinser	RPM International Inc. Retirement Plan	18.8	807,602	0

(1)	Represents a lump sum payment made to an Alternate Payee.

The preceding table shows the present value of accumulated benefits payable to each named executive officer, including each such named executive officer’s number of years of credited service, under our Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his or her monthly Social Security covered compensation, reduced pro rata for years of benefit service

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EXECUTIVE COMPENSATION

less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($350,000 for 2025). Compensation for each of the named executive officers during 2025 only includes $350,000 of the amount shown for 2025 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his or her attainment of the Social Security retirement age assuming his or her compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed five years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after five years of vesting service.

Nonqualified Deferred Compensation for Fiscal 2026

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Frank C. Sullivan	0	0	0	0	0

David C. Dennsteadt	95,875	0	435,755	0	2,060,318

Russell L. Gordon	0	0	0	0	0

Janeen B. Kastner	254,000	0	231,344	0	2,537,785

Timothy R. Kinser	150,900	0	286,771	0	1,971,977

(1) None of the earnings in this column, if any, are included in the Summary Compensation Table because they were not preferential or above market.

The preceding table provides information on the nonqualified deferred compensation of the continuing named executive officers in fiscal 2026. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.

A participant’s deferrals are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in the Company’s Common Stock or investments that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis.

Deferrals of base salary and annual bonus amounts, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon approval of the Compensation Committee, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

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Other Potential Post-Employment Compensation

The following table reflects the amount of compensation payable to each of the continuing named executive officers (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination, termination for cause, involuntary termination without cause and not within two years of a change in control, and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 29, 2026 (the last business day of fiscal 2026). Consequently, the table reflects amounts earned as of May 29, 2026 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements.”

Estimated Payments on Termination or Change in Control

Event	Frank C. Sullivan	David C. Dennsteadt	Russell L. Gordon	Janeen B. Kastner	Timothy R. Kinser

Retirement

Accelerated SARs	$2,032,980	$0	$254,384	$254,384	$254,384

Accelerated PERS	2,883,444	0	587,074	587,074	587,074

Accelerated SERP restricted stock	0	0	0	0	0

Total	$4,916,424	$0	$841,458	$841,458	$841,458

Death

Earned incentive compensation	$1,703,000	$662,667	$696,667	$536,000	$528,667

Accelerated SARs	2,032,980	268,713	254,384	254,384	254,384

Accelerated PERS	2,883,444	10,173,120	587,074	587,074	587,074

Accelerated SERP restricted stock	0	1,643,383	600,744	642,284	382,128

Total	$6,619,424	$12,747,883	$2,138,869	$2,019,742	$1,752,253

Disability

Earned incentive compensation	$1,703,000	$662,667	$696,667	$536,000	$528,667

Accelerated SARs	2,032,980	268,713	254,384	254,384	254,384

Accelerated PERS	2,883,444	10,173,120	587,074	587,074	587,074

Accelerated SERP restricted stock	0	1,643,383	600,744	642,284	382,128

Total	$6,619,424	$12,747,883	$2,138,869	$2,019,742	$1,752,253

Voluntary Termination and Termination for Cause

No payments	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$0	$0	$0

Involuntary Termination Without Cause and not within Two Years of a Change in Control

Lump sum	$8,514,000	$2,507,667	$1,634,167	$1,248,500	$1,226,167

Health and welfare benefits	91,800	91,800	45,900	41,526	41,526

Estate and financial planning	8,000	48,000	8,000	8,000	24,000

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Event	Frank C. Sullivan	David C. Dennsteadt	Russell L. Gordon	Janeen B. Kastner	Timothy R. Kinser

Executive life insurance coverage	636,558	0	54,292	37,411	0

Cash value of SERP Grant	0	487,674	200,283	229,372	168,174

Accelerated SERP restricted stock	0	1,643,383	600,744	642,284	382,128

Total	$9,250,358	$4,778,524	$2,543,386	$2,207,093	$1,841,995

Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Lump sum	$8,514,000	$2,507,667	$1,634,167	$1,248,500	$1,226,167

Health and welfare benefits	91,800	91,800	45,900	41,526	41,526

Estate and financial planning	16,000	48,000	8,000	8,000	24,000

Executive life insurance coverage	1,056,578	0	90,111	62,092	0

Cash value of SERP Grant	0	487,674	200,283	229,372	168,174

Accelerated SERP restricted stock	0	1,643,383	600,744	642,284	382,128

Accelerated PSUs, PERS and SARs	18,766,703	3,924,678	3,299,962	3,141,007	3,141,007

Outplacement assistance	12,500	12,500	12,500	12,500	12,500

Excise taxes	0	0	0	0	(712,834	)(1)

Total	$28,457,581	$8,715,702	$5,891,667	$5,385,281	$4,282,668

Change in Control Only

Accelerated SERP restricted stock	$0	$0	$600,744	$642,284	$0

Accelerated PSUs, PERS and SARs	18,766,703	0	3,299,962	3,141,007	0

Excise taxes	0	0	0	0	0

Total	$18,766,703	$0	$3,900,706	$3,783,291	$0

(1)	Under the “best-net alternative” contract provision, severance is reduced by the amount shown.

Payments upon Retirement

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. Messrs. Sullivan, Gordon and Kinser and Ms. Kastner were eligible for retirement as of May 31, 2026.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. Messrs. Sullivan, Gordon and Kinser and Ms. Kastner were eligible for retirement as of May 31, 2026.

Treatment of SERP Restricted Stock. SERP grants vest upon the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the SERP restricted stock grant. The restrictions on the SERP grants will lapse upon the executive’s retirement on or after the age of 65.

Payments upon Death

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Mr. Sullivan, the

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annual incentive compensation for the most recently completed fiscal year and (ii) for Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2026 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s death, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the Restricted Stock Plan, the 2014 Omnibus Plan and the 2024 Omnibus Plan, in the event of the executive’s death, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2026.

Payments upon Disability

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Mr. Sullivan, the annual incentive compensation for the most recently completed fiscal year and (ii) for Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2026 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s total disability, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the Restricted Stock Plan, the 2014 Omnibus Plan and the 2024 Omnibus Plan, in the event of the executive’s disability, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2026.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his or her voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of the employment agreements with Messrs. Sullivan, Dennsteadt, Gordon and Kinser, and Ms. Kastner, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•

for Mr. Sullivan, a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of: (i) the greater of his annual base salary in effect on the date of termination or the highest base salary in

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effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by Mr. Sullivan in the five years prior to the termination date. Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Dennsteadt, three times, and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for three years for Messrs. Sullivan and Dennsteadt and for 18 months for Messrs. Gordon and Kinser, and Ms. Kastner;

•	estate and financial planning services for a period of six months, except for Mr. Dennsteadt (36 months) and Mr. Kinser (18 months);

•

a lump sum payment equal to three times, for Messrs. Sullivan and Dennsteadt, and one and one-half times for Messrs. Gordon and Kinser, and Ms. Kastner, the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination (or, if greater, the next scheduled annual premium shown on the then current schedule of coverage);

•

a lump sum amount equal to the cash value of three years for Messrs. Sullivan and Dennsteadt and 18 months for Messrs. Gordon and Kinser, and Ms. Kastner, of benefits that the executive would have received had he or she continued to participate and receive awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice); and

•	the lapse of all transfer restrictions and forfeiture provisions on SERP restricted stock awarded under the Restricted Stock Plan, the 2014 Omnibus Plan and the 2024 Omnibus Plan.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control, the executive would be entitled to the following:

•

for Mr. Sullivan, a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the change in control, and (ii) the highest annual incentive compensation received by Mr. Sullivan in the five years prior to the change in control. Messrs. Dennsteadt, Gordon and Kinser, and Ms. Kastner would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Dennsteadt, three times, and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for a period of three years for Messrs. Sullivan and Dennsteadt and for a period of 18 months for Messrs. Gordon and Kinser, and Ms. Kastner;

•	estate and financial planning services for a period of one year for Mr. Sullivan, three years for Mr. Dennsteadt, 18 months for Mr. Kinser, and six months for Mr. Gordon and Ms. Kastner;

•

a lump sum payment equal to, for Messrs. Sullivan and Dennsteadt, three times and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination, grossed up to compensate for the tax impact of the payment (or, if greater, the next scheduled annual premium payment shown on the then-current schedule of coverage);

•

a lump sum amount equal to the cash value of, for Messrs. Sullivan and Dennsteadt, three years, and for Messrs. Gordon and Kinser, and Ms. Kastner, 18 months of benefits that the executive would have received had he or she continued to participate and received SERP awards (as determined in accordance with the Company’s past practice);

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•	the lapse of all transfer restrictions and forfeiture provisions on SERP restricted stock awards;

•	the lapse of transfer restrictions on any awards under the 2014 Omnibus Plan and the 2024 Omnibus Plan;

•	outplacement assistance for two years following the change in control;

•

For Messrs. Sullivan and Gordon and Ms. Kastner, a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto. For Messrs. Dennsteadt and Kinser, their employment agreements provide a “best-net alternative” provision, under which the executive would receive the greater of the total payments pursuant to the agreement, after taxes (including the excise tax) have been paid, or reduced payments pursuant to the agreement equal to the highest amount that may be paid without triggering the excise tax under Section 280G;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement or change in control agreement; and

•

up to an amount of $250,000 in legal fees incurred by the executive in each of the two calendar years following termination of employment in the event that, following a change in control, he or she may be caused to institute or defend legal proceedings to enforce his or her rights under the employment agreement or change in control agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

Payments upon a Change in Control Only

Treatment of SARs. For Messrs. Sullivan and Gordon and Ms. Kastner, under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2026, the last business day of fiscal 2026, and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price. For Messrs. Dennsteadt and Kinser, the numbers shown assume the Company is a surviving entity after a Change in Control.

Treatment of PERS Awards. For Messrs. Sullivan and Gordon and Ms. Kastner, under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2026, the last business day of fiscal 2026. For Messrs. Dennsteadt and Kinser, the numbers shown assume the Company is a surviving entity after a Change in Control.

Treatment of PSU Awards. For Messrs. Sullivan and Gordon and Ms. Kastner, under the terms of the Performance Stock Units (PSUs) and escrow agreements under which PSUs were granted, in the event of a change in control, the restrictions on unvested PSUs will lapse. The amounts set forth in the table for PSUs reflect the number of PSUs for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2026, the last business day of fiscal 2026. For Messrs. Dennsteadt and Kinser, the numbers shown assume the Company is a surviving entity after a Change in Control.

Treatment of SERP Restricted Stock. For Messrs. Sullivan and Gordon and Ms. Kastner, under the terms of the SERP grants under the 2014 Omnibus Plan and the 2024 Omnibus Plan, in the event of a change in control, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2026, the last business day of fiscal 2026. For Messrs. Dennsteadt and Kinser, the numbers shown assume the Company is a surviving entity after a Change in Control.

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Excise Taxes. For Messrs. Sullivan and Gordon and Ms. Kastner, their employment agreements provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto. For Messrs. Dennsteadt and Kinser, their employment agreements provide a “best-net alternative” provision, under which the executive would receive the greater of the total payments pursuant to the agreement, after taxes (including the excise tax) have been paid, or reduced payments pursuant to the agreement equal to the highest amount that may be paid without triggering the excise tax under Section 280G.

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Pay Versus Performance
Commission rules adopted in 2022 pursuant to the Dodd-Frank Act require most companies with publicly traded stock in the United States to describe the relationship between compensation actually paid (“CAP”) to their named executive officers, as calculated in accordance with the Commission’s rules, and the Company’s performance represented by total stockholder return (“TSR”), net income and a Company-selected financial performance measure.
To determine the executive compensation that is “actually paid” for the principal executive officer (the “PEO”) and non-PEO
named executive officers
(“non-PEO
NEOs”) in a given year, companies are required to make certain adjustments to the total executive compensation reported in the summary compensation table (“SCT”) for pension and equity awards that are calculated in accordance with U.S. GAAP.
For the pension adjustment, the aggregate change in the pension value as reflected in the SCT is deducted and the service cost and prior service cost for the year is included.
For equity awards, the grant date value as reported in the SCT is subtracted and a new value is added, which is calculated as follows: the year-end
fair value of awards granted in the current fiscal year plus or minus the annual change in fair value as of the year-end
for any unvested awards or as of vesting for awards vested in the current year.
We disclose below pay versus performance information, including the relationship between CAP, as calculated in accordance with the Commission’s rules, and Company performance.

Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs (1) (d)	Average Compensation Actually Paid to non-PEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ millions) (h)	Adjusted EBIT Margin % (4) (i)
					Total Stockholder Return (f)	Peer Group Total Stockholder Return (3) (g)

2026	$11,133,668	$ 7,264,873	$3,322,594	$2,601,542	$124	$ 91	$662	13.0%

2025	$11,158,125	$ 9,932,501	$2,164,882	$1,879,064	$131	$101	$690	13.2%

2024	$11,742,464	$17,696,905	$2,736,524	$3,264,453	$127	$103	$589	12.8%

2023	$ 6,409,875	$ 2,455,691	$1,896,793	$ 899,192	$ 89	$ 83	$480	11.6%

2022	$ 9,053,579	$ 7,302,470	$1,823,206	$1,182,894	$ 96	$ 90	$492	10.6%

(1)
The PEO for fiscal 2026, fiscal 2025, fiscal 2024, fiscal 2023 and fiscal 2022 was Mr. Sullivan, the Chief Executive Officer. In fiscal 2026, the non-PEO
NEOs were Messrs. Dennsteadt, Gordon and Kinser and Ms. Kastner. In fiscal 2025, the non-PEO
NEOs were Messrs. Gordon, Moore and Kinser and Mses. Kastner and Crandall. In fiscal 2024 and fiscal 2023, the non-PEO
NEOs were Messrs. Gordon, Moore and Kinser and Ms. Kastner. In fiscal 2022, the non-PEO
NEOs were Messrs. Gordon, Moore, Kinser and Michael Sullivan and Ms. Kastner.

(2)
The following amounts were deducted from/added to Summary Compensation Table: total compensation in accordance with the Commission-mandated adjustments to calculate CAP to the Company’s PEO and average CAP to the Company’s non-PEO
NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

62 2026 Proxy Statement

EXECUTIVE COMPENSATION

PEO SCT Total to CAP Reconciliation

Fiscal Year	2026	2025	2024	2023	2022

SCT Total	$11,133,668	$11,158,125	$11,742,464	$6,409,875	$9,053,579

Deduction for Amounts Reported in the “Stock Awards” and “Option Awards” columns in the SCT for Applicable Fiscal Year	($7,860,216)	($8,147,939)	($8,771,674)	($4,010,379)	($6,837,192)

Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year-End, Determined as of Applicable Fiscal Year-End	$10,938,860	$10,911,738	$9,735,281	$5,376,078	$8,879,834

Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Vested During Applicable Fiscal Year, Determined as of Vesting Date	$0	$0	$0	$0	$0

Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year-End, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Applicable Fiscal Year-End	($6,788,168)	($4,340,922)	$6,419,742	($4,697,588)	($3,146,909)

Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Vesting Date	($386,539)	$31,248	($1,925,120)	($1,055,939)	($1,090,453)

Reduction of Fair Value of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year, Determined as of Prior Fiscal Year-End	$0	$0	$0	$0	$0

Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$337,105	$414,960	$538,387	$450,583	$411,565

Increase Based on Incremental Fair Value of Options/SARs Modified During Applicable Fiscal Year	$0	$0	$0	$0	$0

Reduction for Values Reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	($141,823)	($127,717)	($75,246)	($46,539)	$0

Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	$31,985	$33,008	$33,071	$29,601	$32,045

Total Adjustments	($3,868,795)	($1,225,624)	$5,954,441	($3,954,184)	($1,751,109)

CAP	$7,264,873	$9,932,501	$17,696,905	$2,455,691	$7,302,470

2026 Proxy Statement 63

EXECUTIVE COMPENSATION

Non-PEO
NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2026	2025	2024	2023	2022

Average SCT Total	$3,322,594	$2,164,882	$2,736,524	$1,896,793	$1,823,206

Deduction for Amounts Reported in the “Stock Awards” and “Option Awards” columns in the SCT for Applicable Fiscal Year	($1,968,974)	($1,150,468)	($1,550,870)	($945,943)	($933,522)

Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year-End, Determined as of Applicable Fiscal Year-End	$2,501,562	$1,404,162	$1,836,098	$809,213	$1,087,721

Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Vested During Applicable Fiscal Year, Determined as of Vesting Date	$0	$58,515	$0	$0	$131,758

Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year-End, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Applicable Fiscal Year-End	($1,191,909)	($627,030)	$711,107	($790,281)	($461,164)

Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Vesting Date	($52,154)	$10,948	($538,676)	($147,791)	($549,062)

Reduction of Fair Value of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year, Determined as of Prior Fiscal Year-End	$0	$0	$0	$0	$0

Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$59,746	$55,148	$88,413	$74,626	$54,300

Increase Based on Incremental Fair Value of Options/SARs Modified During Applicable Fiscal Year	$0	$0	$0	$0	$0

Reduction for Values Reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	($102,226)	($64,224)	($51,392)	($22,684)	$0

Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	$32,903	$27,130	$33,250	$25,260	$29,657

Total Adjustments	($721,052)	($285,818)	$527,929	($997,600)	($640,312)

Average CAP	$2,601,542	$1,879,064	$3,264,453	$899,192	$1,182,894

(3)
The Peer Group Index is comprised of Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

(4)
Adjusted EBIT Margin % is a
non-GAAP
measure. EBIT is defined as earnings (loss) before interest and taxes, and Adjusted EBIT excludes certain items that are not indicative of the Company’s ongoing operations. See the Company’s July 22, 2026 Current Report on Form
8-K
and Annual Report on Form
10-K
for details. Adjusted EBIT Margin % is calculated for the periods presented by dividing Adjusted EBIT by revenues.

64 2026 Proxy Statement

EXECUTIVE COMPENSATION

Charts of CAP Versus Performance Metrics
As shown in the chart below, the PEO’s CAP and the
Non-PEO
NEOs’ Average CAP amounts are aligned with the Company’s TSR for the periods presented which reflects the Company’s weighting toward equity incentives, which are tied directly to stock price and the Company’s financial performance.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
CAP - PEO
CAP - Other NEOs (Average)
Company TSR
Peer TSR

The chart below shows the PEO’s CAP and the
Non-PEO
NEOs’ Average CAP amounts and the Company’s net income for the periods presented.

Compensation Actually Paid versus Net Income
Net Income ($mm)
Compensation Actually Paid ($mm)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
CAP - PEO
CAP - Other NEOs (Average)
Net Income

2026 Proxy Statement 65

EXECUTIVE COMPENSATION

The chart below compares the PEO’s CAP and the other
non-PEO
NEOs’ Average CAP to the Company’s selected measure, Adjusted EBIT Margin % and indicates that there is a strong relationship between EBIT Margin % and CAP. This is primarily due to the Company’s use of equity incentives, the value of which is tied directly to stock price and the Company’s financial performance.

Compensation Actually Paid versus Adjusted EBIT Margin %
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Adjusted EBIT Margin %
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
CAP - PEO
CAP - Other NEOs (Average)
Adjusted EBIT Margin %

Tabular List of Financial Performance Measures
The five items listed below represent the most important performance metrics the Company uses to determine CAP for fiscal 2026.

Most Important Performance Measures

• Adjusted EBIT Margin % • Revenue Growth • Working Capital Ratio • Gross Profit Margin • Selling, General and Administrative Expenses

66 2026 Proxy Statement

EXECUTIVE COMPENSATION

Director Compensation for Fiscal 2026

The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2026. Mr. Sullivan, our Chair and Chief Executive Officer, does not receive any additional compensation for his service as a Director.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)

Julie A. Beck	120,000	164,066	0	0	0	0		284,066

Bruce A. Carbonari	120,000	164,066	0	0	0	0		284,066

Jenniffer D. Deckard	120,000	164,066	0	0	0	0		284,066

Salvatore D. Fazzolari	145,000	164,066	0	0	0	2,500	(3)	311,566

Thomas C. Gentile, III	30,000	0	0	0	0	0		30,000

Robert A. Livingston	165,000	164,066	0	0	0	0		329,066

Christopher L. Mapes	120,000	164,066	0	0	0	2,500	(3)	286,566

Craig S. Morford	120,000	164,066	0	0	0	2,500	(3)	286,566

Frederick R. Nance	140,000	164,066	0	0	0	2,500	(3)	306,566

Ellen M. Pawlikowski	120,000	164,066	0	0	0	0		284,066

William B. Summers, Jr.	120,000	164,066	0	0	0	0		284,066

Elizabeth F. Whited	120,000	164,066	0	0	0	0		284,066

(1)

Cash fees include fees for attending Board and Committee meetings in fiscal 2026 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2026.

(2)	The amounts set forth in this column reflect the fair market value of shares of restricted stock granted during fiscal 2026 under the 2024 Omnibus Plan.

The unvested number of shares of restricted stock held by Directors at May 31, 2026 was as follows: Ms. Beck (1,400), Mr. Carbonari (4,600), Ms. Deckard (4,600), Mr. Fazzolari (4,600), Mr. Livingston (4,600), Mr. Mapes (1,400), Mr. Morford (1,400), Mr. Nance (4,600), Gen. Pawlikowski (4,600), Mr. Summers (4,600) and Ms. Whited (4,600). Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2025, shares of restricted stock awarded in 2022 vested and were delivered to the Directors.

(3)

These amounts represent the dollar value that RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees. These amounts are not taxable to the Directors.

For fiscal 2026, Directors who were not employees of or consultants to the Company received a quarterly fee of $30,000. In addition, the Audit Committee Chair received a quarterly fee of $6,250, and each of the Compensation Committee Chair and the Governance and Nominating Committee Chair received a quarterly fee of $5,000. The Lead Director also received a total quarterly retainer of $11,250, representing the sum of any Committee Chair fee plus a Lead Director fee. With respect to equity compensation, Directors (other than Mr. Sullivan) were granted a number of shares of restricted stock in an amount with a target value of $165,000. No changes to the Director compensation program have been made for fiscal 2027.

In July 2012, the Company adopted minimum stock ownership guidelines for its named executive officers and Directors under which each Director who had served on the Board of Directors for at least five years was expected to own Common Stock with a value of at least four times the annual cash retainer for Directors. In July 2014, the Company increased the minimum stock ownership guidelines for its Directors from four times to five times the annual cash retainer for Directors. Directors are expected to achieve targets within five years of the date of such Director’s initial appointment as a Director. Each of the Company’s Directors meets the minimum stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.

Under the Company’s stock ownership guidelines for Directors, each Director who has served on the Board of Directors for at least five years is expected to own Common Stock with a value of at least five times the annual cash retainer for Directors.

2026 Proxy Statement 67

EXECUTIVE COMPENSATION

Related Person Transactions

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors and 5% stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Frank C. Sullivan, is Vice President – Corporate Development for the Company and earned $640,000 in salary and bonus in fiscal 2026. His compensation is commensurate with his peers. He is also eligible to receive equity awards. Thomas C. Sullivan, Jr. has been employed by the Company or its subsidiaries for more than 35 years. He started as a Roofing Technician and Regional Sales Manager at Republic Powdered Metals from 1987 to 1993. He then served as International Sales Manager and Vice President of Sales for Consolidated Coatings Corporation from 1993 to 1995. He then served as Deputy Managing Director for ESPAN Corporation PTE LTD, and Deputy Managing Director for RPM Asia PTE LTD from 1995 to 2008. From 1998 to 2002, he served as Vice President – International, and Vice President – Corporate Development for Tremco Incorporated. In 2002, he was promoted to Director of Corporate Development, and moved to the Company’s headquarters in Medina, Ohio. In 2007, he was elected as Vice President – Corporate Development and an officer of the Company, the positions that he currently holds. Prior to joining the Company, Thomas C. Sullivan, Jr. worked as a wholesaler marketing representative for Armstrong World Industries, based in Lancaster, Pennsylvania and Chicago, Illinois.

Frank C. Sullivan III, the son of Frank C. Sullivan, is Senior Director – European Strategy and earned $325,000 in salary and annual bonus in fiscal 2026. His compensation is commensurate with his peers. He is also eligible to receive equity awards. Frank C. Sullivan III has been employed by the Company’s subsidiaries since 2015, where he was previously President – Day-Glo Color Corp. and President – Specialty Coatings Group, and prior to that was employed by the Performance Coatings Group. He has completed an Executive MBA program and, prior to joining the Company, worked at The Cohen Group.

68 2026 Proxy Statement

EXECUTIVE COMPENSATION

Forward-Looking Statements

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 31, 2026 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

2026 Proxy Statement 69

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)

Equity compensation plans approved by stockholders	0	(2)	$0.00	4,432,025

Equity compensation plans not approved by stockholders(3)	—		—	—

Total	0		$0.00	4,432,025

(1)	All shares available for future issuance under the 2024 Omnibus Plan, of which 2,204,425 shares may be subject to full value awards such as restricted stock.

(2)

At May 31, 2026, 2,079,200 SARs were outstanding at a weighted-average grant price of $86.14. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2026.

70 2026 Proxy Statement

PROPOSAL THREE

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP.

The selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Deloitte & Touche LLP is expected to be present during the Annual Meeting. The representative will be given an opportunity to make a statement if desired and will be available to respond to stockholder questions.

Our Board of Directors unanimously recommends a vote FOR Proposal Three to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2027.

The decision to engage Deloitte & Touche LLP was made by the Audit Committee.

Your Board recommends a vote “FOR” Proposal Three.

2026 Proxy Statement 71

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2026 and 2025, various audit services and non-audit services were provided to the Company by Deloitte & Touche LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,

	2026	2025

Audit Fees	$7,327,728	$6,924,210

Audit-Related Fees	24,600	41,400

Tax Services	1,867,036	2,440,400

All Other Fees	—	—

Total Fees	$9,219,364	$9,406,010

Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements and various statutory audits around the world for the fiscal years ended May 31, 2026 and 2025 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2026 and 2025 were $7,327,728 and $6,924,210, respectively.

Audit-Related Fees: The aggregate fees relating primarily to audit-related services for the Company and its subsidiaries, billed by Deloitte & Touche LLP were $24,600 and $41,400 for the fiscal years ended May 31, 2026 and 2025, respectively.

Tax Fees: The aggregate fees relating to tax compliance, advice and planning billed by Deloitte & Touche LLP were $1,867,036 and $2,440,400 for the fiscal years ended May 31, 2026 and 2025, respectively.

All Other Fees: No other fees were billed by Deloitte & Touche LLP for the fiscal years ended May 31, 2026 and 2025.

72 2026 Proxy Statement

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2026 Annual Report on Form 10-K with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for fiscal 2026.

The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed as set forth by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with Deloitte & Touche LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from Deloitte & Touche LLP pursuant to the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Deloitte & Touche LLP was compatible with maintaining the auditor’s independence.

As described above under the heading “Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2027 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of July 17, 2026.

Salvatore D. Fazzolari, Chair

Julie A. Beck

Jenniffer D. Deckard

Ellen M. Pawlikowski

2026 Proxy Statement 73

Stock Ownership of Principal Holders and Management

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2026, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, Medina, Ohio 44256.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)

BlackRock, Inc.(2)	13,219,426	10.3

Aristotle Capital Management, LLC(3)	8,104,789	6.3

Vanguard Portfolio Management(4)	7,177,004	5.6

Vanguard Capital Management(5)	6,709,171	5.3

State Street Corporation(6)	6,539,364	5.1

Julie A. Beck(7)	1,400	*

Bruce A. Carbonari(8)	44,925	*

Jenniffer D. Deckard(9)	17,185	*

David C. Dennsteadt(10)	45,546	*

Salvatore D. Fazzolari(11)	21,578	*

Thomas C. Gentile, III(12)	0	*

Russell L. Gordon(13)	129.968	0.1

Janeen B. Kastner(14)	186,057	0.1

Timothy R. Kinser(15)	27,585	*

Robert A. Livingston(16)	18,473	*

Christopher L. Mapes(17)	1,400	*

Craig S. Morford(18)	11,491	*

Frederick R. Nance(19)	7,847	*

Ellen M. Pawlikowski(20)	6,500	*

Jeffrey D. Rowe(21)	0	*

Frank C. Sullivan(22)	1,259,459	1.0

William B. Summers, Jr.(23)	48,528	*

Elizabeth F. Whited(24)	7,100	*

All Directors, Director nominees and executive officers as a group (twenty persons including the Directors, Director nominees and executive officers named above)(25)	1,892,760	1.5

*	Less than 0.1%.

(1)

In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock-settled appreciation rights covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2026, but no exercise of outstanding stock-settled appreciation rights covering Common Stock held by any other person.

74 2026 Proxy Statement

(2)

According to an amended Schedule 13G filed with the Commission on March 7, 2024, BlackRock, Inc., together with its subsidiaries BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd (together, “BlackRock”), as of February 29, 2024, has sole voting power over 12,356,756 shares of Common Stock, and sole dispositive power over the 13,219,426 shares of Common Stock shown in the table above. BlackRock is located at 50 Hudson Yards, New York, New York 10001.

(3)

According to an amended Schedule 13G filed with the Commission on November 14, 2025, Aristotle Capital Management, LLC (“Aristotle”), as of September 30, 2025, has sole voting power and sole dispositive power over the 8,104,789 shares of Common Stock shown in the table above. Aristotle is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.

(4)

According to a Schedule 13G filed with the Commission on April 29, 2026, Vanguard Portfolio Management, as of March 31, 2026, has sole voting power over 15,387 shares of Common Stock and sole dispositive power over the 7,177,004 shares of Common Stock shown in the table above. Vanguard Portfolio Management is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

According to a Schedule 13G filed with the Commission on April 30, 2026, Vanguard Capital Management, as of March 31, 2026, has sole voting power over 955,455 shares of Common Stock and sole dispositive power over the 6,709,171 shares of Common Stock shown in the table above. Vanguard Capital Management is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

According to a Schedule 13G filed with the Commission on August 11, 2025, State Street Corporation, together with its subsidiaries SSGA Funds Management, Inc., State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Singapore Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited and State Street Global Advisors, Ltd. (together, “State Street”), as of June 30, 2025, has shared voting power over 5,711,268 shares of Common Stock and shared dispositive power over 6,539,364 shares of Common Stock shown in the table above. State Street is located at One Congress Street, Suite 1, Boston, Massachusetts 02114.

(7)	Ms. Beck is a Director of the Company.

(8)	Mr. Carbonari is a Director of the Company.

(9)	Ms. Deckard is a Director of the Company.

(10)

Mr. Dennsteadt is an executive officer of the Company. His ownership is comprised of 29,422 shares of Common Stock which he owns directly, 15,528 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2026, and approximately 596 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Dennsteadt’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2026.

(11)	Mr. Fazzolari is a Director of the Company.

(12)	Mr. Gentile is a Director of the Company.

(13)

Mr. Gordon is an executive officer of the Company. His ownership is comprised of 78,989.7 shares of Common Stock which he owns directly and 50,978 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2026.

(14)

Ms. Kastner is an executive officer of the Company. Her ownership is comprised of 133,956 shares of Common Stock which she owns directly, 50,978 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2026, and approximately 1,123 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents Ms. Kastner’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2026.

(15)

Mr. Kinser is an executive officer of the Company. His ownership is comprised of 21,040 shares of Common Stock which he owns directly and 6,545 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2026.

(16)	Mr. Livingston is a Director of the Company.

(17)	Mr. Mapes is a Director of the Company.

(18)	Mr. Morford is a Director of the Company.

(19)	Mr. Nance is a Director of the Company.

(20)	Gen. Pawlikowski is a Director of the Company.

(21)	Mr. Rowe is a nominee for Director of the Company.

(22)

Mr. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 1,009,930 shares of Common Stock which he owns directly, 228,682 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2026, 15,600 shares of Common Stock held in a trust for the benefit of Mr. Sullivan, and approximately 5,247 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2026.

(23)	Mr. Summers is a Director of the Company.

(24)	Ms. Whited is a Director of the Company.

(25)

The number of shares of Common Stock shown as beneficially owned by the Directors, Director nominees and executive officers as a group on May 31, 2026 includes approximately 7,164 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2026.

2026 Proxy Statement 75

Stockholder Proposals for the 2027 Annual Meeting

Any stockholder proposal intended to be presented at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than April 27, 2027 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to the 2027 Annual Meeting. Each proposal submitted must be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also must be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2027 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2027 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than the close of business on June 10, 2027 and no later than the close of business on July 10, 2027. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.

If, however, the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2027 Annual Meeting or, if the first public announcement of the date of the 2027 Annual Meeting is less than 100 days prior to the date of the 2027 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

In addition to satisfying the requirements under the By-Laws, if a stockholder intends to comply with the universal proxy rules and to solicit proxies in support of Director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares of Common Stock representing at least 67% of the voting power of the Company’s shares of Common Stock entitled to vote on the election of Directors in support of Director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company’s Secretary no later than August 9, 2027, which is 60 days prior to the first anniversary of the date of this year’s Annual Meeting. If, however, the date of the 2027 Annual Meeting is changed by more than 30 days from such anniversary date, then the stockholder must provide notice by the later of 60 days prior to the date of the 2027 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

The By-Laws permit a stockholder or a group of up to twenty stockholders that has owned three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate, and include in the Company’s proxy materials for its Annual Meeting, candidates for Director constituting up to the greater of (i) two Directors or (ii) 20% of the number of the Company’s Directors then-serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. Requests to include stockholder-nominated candidates for Director in the Board of Directors’ Proxy Statement and form of Proxy related to the 2027 Annual Meeting must be submitted to and received by the Secretary of the Company at 2628 Pearl Road, Medina, Ohio 44256, no earlier than March 28, 2027 and no later than April 27, 2027.

76 2026 Proxy Statement

Other Matters

The Board of Directors is not aware of any matter to come before the Annual Meeting other than the election of Directors and those other matters mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary

RPM International Inc.

2628 Pearl Road

Medina, Ohio 44256

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. EVEN IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIA THE LIVE WEBCAST, YOU ARE ENCOURAGED TO VOTE ELECTRONICALLY VIA THE INTERNET IN ADVANCE OF THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR NOTICE OF INTERNET AVAILABILITY OR PROXY CARD. ALTERNATIVELY, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

By Order of the Board of Directors.

Tracy D. Crandall, Secretary

August 25, 2026

2026 Proxy Statement 77

HELPFUL RESOURCES

ANNUAL MEETING

Annual Meeting Website:
www.rpminc.com/investors/annual-meeting

Online Proxy Voting:
www.proxyvote.com

Annual Meeting Webcast:
www.virtualshareholdermeeting.com/RPM2026

SEC Website on Proxy Matters:
www.sec.gov/spotlight/proxymatters/proxylinks.shtml

BOARD OF DIRECTORS

Board of Directors:
www.rpminc.com/about-rpm/board-of-directors

Governance Documents:
www.rpminc.com/about-rpm/governance-documents

FINANCIAL REPORTING

Annual Report:
www.rpminc.com/reports-financials/annual-reports-proxy-statements

RPM International Inc.

Corporate Website:
www.rpminc.com

Leadership:
www.rpminc.com/about-rpm/officers

Investor Relations:
www.rpminc.com/investors

Sustainability Information:
www.rpminc.com/sustainability

ACRONYMS USED

GAAP	Generally Accepted Accounting Principles
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Stock Units
S&P	Standard & Poor's
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return

WHERE YOU CAN FIND MORE INFORMATION

2026 Annual Report:
www.rpminc.com/reports-financials/annual-reports-proxy-statements

2025 Sustainability Report:
www.rpminc.com/sustainability

2026 Proxy Statement:
www.rpminc.com/reports-financials/annual-reports-proxy-statements

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors, which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include, but are not limited to, those detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Form 10-K for the year ended May 31, 2026, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date hereof.

Web links throughout this document are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

RPM International Inc., RPM and our logo are trademarks and service marks of RPM International Inc. Other marks used throughout are trademarks and service marks of their respective owners.

RPM INTERNATIONAL INC.

2628 Pearl Road
Medina, Ohio 44256

330-273-5090 or
800-776-4488

www.rpminc.com

info@rpminc.com

SCAN TO VIEW MATERIALS & VOTE RPM INTERNATIONAL INC. C/O EQ 6201 15TH AVENUE BROOKLYN, NY 11219 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 5, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RPM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 5, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. T02682-P56196 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. RPM INTERNATIONAL INC. THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES: 1. Election of Directors. Nominees: 01) Julie A. Beck 02) Jenniffer D. Deckard 03) Salvatore D. Fazzolari 04) Thomas C. Gentile, III 05) Robert A. Livingston 06) Christopher L. Mapes 07) Craig S. Morford 08) Frederick R. Nance 09) Ellen M. Pawlikowski 10) Jeffrey D. Rowe 11) Frank C. Sullivan 12) Elizabeth F. Whited THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 2 AND 3. For Against Abstain 2. Approve the Company’s executive compensation. 3. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by the Proxy in their discretion. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

VIRTUAL ANNUAL MEETING DETAILS WHEN Thursday, October 8, 2026, at 1:30 p.m., Eastern Daylight Time WHO Stockholders at the close of business on the record date of August 14, 2026 WHERE Via live internet webcast at www.virtualshareholdermeeting.com/RPM2026 PARTICIPATION Stockholders will need their unique control number, provided on their notice of internet availability or proxy card, to vote and submit questions during the live webcast REPLAY Available until October 7, 2027 at www.virtualshareholdermeeting.com/RPM2026 QUESTIONS? Call Innisfree M&A Incorporated at (877) 687-1865 (Toll Free) IMPORTANT NOTICE The 2026 RPM International Inc. Annual Meeting of Stockholders will be in virtual meeting format, via live webcast. There will be no physical location at which stockholders may attend the meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T02683-P56196 RPM INTERNATIONAL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE. The undersigned hereby appoints RUSSELL L. GORDON and JANEEN B. KASTNER, and each of them, as Proxy holders, with full power of substitution, to vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, October 8, 2026 at 1:30 P.M. EDT, via live webcast at www.virtualshareholdermeeting.com/RPM2026, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE TWELVE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSAL TWO AND “FOR” PROPOSAL THREE. SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN AND/OR THE RPM INTERNATIONAL INC. UNION 401(k) TRUST AND PLAN This Proxy Card also instructs Fidelity Management Trust Company, as Trustee of the RPM International Inc. 401(k) Trust and Plan and/or the RPM International Inc. Union 401(k) Trust and Plan (collectively and individually, the “Plan”), to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. credited to the account of the undersigned under the Plan in the manner appointed on the reverse side hereof. In addition, the undersigned directs Fidelity Management Trust Company, as Trustee of the Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders a portion of the shares of Common Stock of RPM International Inc. held in the Plan for which no instructions are given, in the manner designated by the undersigned on the reverse side hereof. The portion of such unvoted shares subject to the undersigned’s direction shall be the total number of unvoted shares under the Plan multiplied by a fraction equal to the shares for which voting directions were given by the undersigned, divided by the total number of shares of all participants in the Plan for which voting directions were given. AS A RESULT, IF YOU ARE A PARTICIPANT IN THE PLAN AND YOU DO NOT VOTE THE SHARES, THE SHARES WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THOSE SHARES HELD BY PARTICIPANTS IN THE PLAN WHO VOTE THEIR SHARES. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.